     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 9, 1999

                                                 REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER

                           THE SECURITIES ACT OF 1933

                            AMB PROPERTY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     MARYLAND                                           94-3281941
         (STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NUMBER)

                             505 MONTGOMERY STREET
                        SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 394-9000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                DAVID S. FRIES,
      CHIEF ADMINISTRATIVE OFFICER, MANAGING DIRECTOR AND GENERAL COUNSEL
                            AMB PROPERTY CORPORATION
                             505 MONTGOMERY STREET
                        SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 394-9000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:
                             JEFFREY T. PERO, ESQ.
                             LAURA L. GABRIEL, ESQ.
                                LATHAM & WATKINS
                       505 MONTGOMERY STREET, SUITE 1900
                        SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 391-0600

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

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                                                           PROPOSED MAXIMUM        PROPOSED MAXIMUM
      TITLE OF SHARES TO             AMOUNT TO BE         OFFERING PRICE PER      AGGREGATE OFFERING          AMOUNT OF
        BE REGISTERED                 REGISTERED               SHARE(2)                PRICE(3)            REGISTRATION FEE
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Common Stock, par value $.01
  per share...................         699,837                 $20.5625            $14,390,398.3125           $4,000.53
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(1) Including an indeterminate number of shares which may be issued by AMB Property Corporation with respect to such shares of common stock by way of a stock dividend, stock split or in connection with a stock combination, recapitalization, merger, consolidation or otherwise.

(2) Based upon the average of the high and low prices of the common stock reported on the New York Stock Exchange on April 5, 1999 pursuant to Rule 457(c) of the Securities Act of 1933, as amended.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
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THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT RESELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED APRIL 9, 1999

PROSPECTUS

                            AMB PROPERTY CORPORATION
                         699,837 SHARES OF COMMON STOCK
                           $0.01 PAR VALUE PER SHARE

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     If holders of up to 699,837 common Units of limited partnership interest in AMB Property, L.P. tender their Units for cash redemption, we may instead elect to exchange the tendered Units on a one-for-one basis for shares of our common stock, subject to adjustment. This prospectus relates to the offer and sale from time to time by the selling stockholders named in this prospectus of up to 699,837 shares of common stock that we may issue from time to time to those selling stockholders upon exchange of their Units. We are registering the shares of common stock to provide the holders with freely tradeable securities, but this registration does not necessarily mean that we will issue any of these shares to the selling stockholders or that the selling stockholders will offer or sell the shares.

     We are filing the registration statement of which this prospectus is a part pursuant to a contractual obligation. We will not receive any proceeds from the issuance of the shares of common stock to the selling stockholders or from the sale of the shares by the selling stockholders but we have agreed to pay certain registration expenses. We will acquire Units of limited partnership interest in AMB Property, L.P. in exchange for any shares that we may issue to unit holders pursuant to this prospectus.

     To facilitate maintenance of our qualification as a Real Estate Investment Trust (a "REIT") for federal income tax purposes, subject to certain exceptions, we prohibit the ownership, actually or constructively, by any single person of more than 9.8% (by value or number of shares, whichever is more restrictive) of the issued and outstanding shares of our common stock and more than 9.8% (by value or number of shares, whichever is more restrictive) of the issued and outstanding shares of our Series A Preferred Stock. We will also prohibit, subject to certain exceptions, the ownership, actually or constructively, of any shares of our Series B Preferred Stock and any shares of our Series C Preferred Stock by any single person so that no such person, taking into account all of our stock so owned by such person, may own in excess of 9.8% of our issued and outstanding capital stock.

     Our common stock is listed on the New York Stock Exchange under the symbol "AMB." On April 8, 1999, the last reported sales price of our common stock on the New York Stock Exchange was $20 9/16 per share.

     INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

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     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                 The date of this Prospectus is April   , 1999

     Neither AMB Property Corporation nor the selling stockholders have authorized any person to give any information or to make any representation not contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus as if we had authorized it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates and this prospectus is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. You should not assume that the information contained in this prospectus is correct on any date after the date of this prospectus, even though this prospectus is delivered or shares are sold pursuant to this prospectus on a later date.

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                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
WHERE YOU CAN FIND MORE INFORMATION.........................    1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............    1
FORWARD LOOKING STATEMENTS..................................    2
RISK FACTORS................................................    3
THE COMPANY.................................................   19
DESCRIPTION OF CAPITAL STOCK................................   21
DESCRIPTION OF CERTAIN PROVISIONS OF THE PARTNERSHIP
  AGREEMENT OF THE OPERATING PARTNERSHIP....................   33
CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND
  BYLAWS....................................................   44
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS...................   46
ERISA CONSIDERATIONS........................................   60
SELLING STOCKHOLDERS........................................   62
PLAN OF DISTRIBUTION........................................   63
LEGAL MATTERS...............................................   64
EXPERTS.....................................................   64

     AMB and its logo are registered service marks of AMB Property Corporation. Strategic Alliance Programs(TM), Development Alliance Program(TM), UPREIT Alliance Program(TM), Institutional Alliance Program(TM), Customer Alliance Program(TM) and Management Alliance Program(TM) are registered trademarks of the Company.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file with the SEC at the SEC's public reference rooms at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). You can inspect reports and other information we file at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement of which this prospectus is a part and related exhibits with the SEC under the Securities Act of 1933, as amended (the "Securities Act"). The registration statement contains additional information about us. You may inspect the registration statement and exhibits without charge at the office of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents we filed with the SEC:

     - Annual Report on Form 10-K for the year ended December 31, 1998;

     - the reports, financial statements and pro forma financial statements for the Amberjack Portfolio, the Willow Lake Portfolio, the Willow Park Portfolio, National Distribution Portfolio and the Mahwah Portfolio from our Form 8-K filed on December 2, 1998;

     - Current Report on Form 8-K filed on January 7, 1999;

     - Current Report on Form 8-K filed on April 8, 1999;

     - the reports and financial statements for the AMB Contributed Properties, the Boston Industrial Portfolio, the Jamesburg Property, Orlando Central Park, Totem Lake Malls, Dallas Warehouse Portfolio (Garland Industrial Portfolio), Twin Cities Office/Showroom Portfolio (Minnetonka Industrial Portfolio), Crysen Corridor Warehouse, Cabot Industrial Portfolio, Cabot Business Park, Manhattan Village Shopping Center, Weslayan Plaza and Silicon Valley R&D Portfolio from our Registration Statement on Form S-11 (No. 333-58107);

     - the pro forma financial statements from our Registration Statement on Form S-11 (No. 333-58107);

     - the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on October 28, 1997; and

     - all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this prospectus and prior to the termination of the offering.

     To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write AMB Property Corporation, 505 Montgomery Street, San Francisco, CA, Attention: Secretary (415/394-9000).

     Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "we," "us," "our" or the "Company" mean AMB Property Corporation and its subsidiaries, including AMB Property, L.P. (the "Operating Partnership") and its subsidiaries and, with respect to the period prior to the Company's initial public offering, the Company's predecessor, AMB Institutional Realty Advisors, Inc., and certain real estate investment funds, trusts, corporations and partnerships that prior to the Company's initial public offering owned properties that they contributed to the Operating Partnership. In some instances, in order to avoid confusion between AMB Property Corporation and the Operating Partnership, we refer to AMB Property Corporation alone as the "Company." When we refer to our "Charter" we mean the Company's Articles of Incorporation, as supplemented by the Articles Supplementary establishing the terms of our 8 1/2% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock"), the Articles Supplementary establishing the terms of our 8 5/8% Series B Cumulative Redeemable Preferred Stock (the "Series B Preferred Stock") and the Articles Supplementary establishing the terms of our 8.75% Series C Cumulative Redeemable Preferred Stock (the "Series C Preferred Stock"). When we refer to "Units" we mean the Operating Partnership's common units and preferred units, including the 8 1/2% Series A Cumulative Redeemable Preferred Units (the "Series A Preferred Units"), the 8 5/8% Series B Cumulative Redeemable Preferred Units (the "Series B Preferred Units") and any 8 3/4% Series C Cumulative Redeemable Preferred Units (the "Series C Preferred Units"), and other partnership interests of the Operating Partnership of different classes and series with rights, preferences and privileges that the Company may determine in its capacity as general partner of the Operating Partnership.

                           FORWARD-LOOKING STATEMENTS

     Some of the information included and incorporated by reference in this prospectus contains forward-looking statements, such as those pertaining to our (including certain of our subsidiaries') capital resources, portfolio performance and results of operations. Likewise, the pro forma financial statements and other pro forma information incorporated by reference in this prospectus also contain forward-looking statements. In addition, all statements regarding anticipated growth in our funds from operations and anticipated market conditions, demographics and results of operations are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. There is no assurance that the events or circumstances reflected in forward-looking statements will be achieved or will occur. You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed below under "Risk Factors." We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only.

                                  RISK FACTORS

     Before you invest in our common stock, you should be aware that purchasing or owning our common stock involves various risks, including those described below. You should consider carefully these risk factors together with all of the other information included in this prospectus before you decide to purchase shares of our common stock.

GENERAL REAL ESTATE RISKS

     THERE ARE FACTORS OUTSIDE OF OUR CONTROL THAT AFFECT THE PERFORMANCE AND VALUE OF OUR PROPERTIES

     Real property investments are subject to varying degrees of risk. The yields available from equity investments in real estate depend on the amount of income earned and capital appreciation generated by the related properties as well as the expenses incurred in connection with the properties. If our properties do not generate income sufficient to meet operating expenses, including debt service and capital expenditures, our ability to pay distributions to holders of our common stock could be adversely affected. Income from, and the value of, our properties may be adversely affected by the general economic climate, local conditions such as oversupply of industrial or retail space or a reduction in demand for industrial or retail space, the attractiveness of our properties to potential tenants, competition from other properties, our ability to provide adequate maintenance and insurance and an increase in operating costs. In addition, revenues from properties and real estate values are also affected by factors such as the cost of compliance with regulations, the potential for liability under applicable laws (including changes in tax laws), interest rate levels and the availability of financing. Our income would be adversely affected if a significant number of tenants were unable to pay rent or if we were unable to rent our industrial or retail space on favorable terms. Certain significant expenditures associated with an investment in real estate (such as mortgage payments, real estate taxes and maintenance costs) generally do not decline when circumstances cause a reduction in income from the property.

     WE MAY BE UNABLE TO RENEW LEASES OR RELET SPACE AS LEASES EXPIRE

     We are subject to the risks that leases may not be renewed, space may not be relet, or the terms of renewal or reletting (including the cost of required renovations) may be less favorable than current lease terms. Leases on a total of approximately 32.9% of the leased square footage of our properties as of December 31, 1998 will expire on or prior to December 31, 2000, with leases on 13.0% of the leased square footage of our properties as of December 31, 1998 expiring during the 12 months ending December 31, 1999. In addition, numerous properties compete with our properties in attracting tenants to lease space, particularly with respect to retail centers. The number of competitive commercial properties in a particular area could have a material adverse effect on our ability to lease space in our properties and on the rents that we are able to charge. Our financial condition, results of operations, cash flow and ability to pay distributions on, and the market price of, our common stock could be adversely affected if we are unable to promptly relet or renew the leases for all or a substantial portion of expiring leases, if the rental rates upon renewal or reletting is significantly lower than expected, or if our reserves for these purposes prove inadequate.

     REAL ESTATE INVESTMENTS ARE ILLIQUID

     Because real estate investments are relatively illiquid, our ability to vary our portfolio promptly in response to economic or other conditions is limited. The limitations in the Code and related regulations on a REIT holding property for sale may affect our ability to sell properties without adversely affecting distributions to our stockholders. The relative illiquidity of our holdings, Code prohibitions and related regulations could impede our ability to respond to adverse changes in the performance of our investments and could adversely affect our financial condition, results of operations, cash flow and ability to pay distributions on, and the market price of, our common stock.

     A SIGNIFICANT NUMBER OF OUR PROPERTIES ARE LOCATED IN CALIFORNIA

     Our properties located in California as of December 31, 1998 represented approximately 22.0% of the aggregate square footage of our properties as of December 31, 1998 and approximately 29.5% of our Annualized Base Rent. Annualized Base Rent means the monthly contractual amount under existing leases at December 31, 1998, multiplied by 12. This amount excludes expense reimbursements and rental abatements. Our revenue from, and the value of, our properties located in California may be affected by a number of factors, including local real estate conditions (such as oversupply of or reduced demand for commercial properties) and the local economic climate. Business layoffs, downsizing, industry slowdowns, changing demographics and other factors may adversely impact the local economic climate. A downturn in either the California economy or in California real estate conditions could adversely affect our financial condition, results of operations, cash flow and ability to pay distributions on, and the market price of, our common stock. Certain of our properties are also subject to possible loss from seismic activity. In the event that the transactions with BPP Retail, LLC ("BPP Retail") and Burnham Pacific Properties ("BPP") (as discussed below under "-- The Company -- Recent Developments -- BPP Retail and BPP Transactions") are consummated, we will dispose of all our retail centers located in California.

     OUR PROPERTIES ARE CURRENTLY CONCENTRATED IN THE INDUSTRIAL AND RETAIL SECTORS

     Our properties are currently concentrated predominantly in the industrial and retail commercial real estate sectors. However, in the event that the sale of retail properties to BPP Retail and BPP (as discussed below under "-- The Company -- Recent Developments -- BPP Retail and BPP Transactions") are consummated as planned, our properties will be concentrated predominately in the industrial real estate sector. Our concentration in certain property types may expose us to the risk of economic downturns in these sectors to a greater extent than if our portfolio also included other property types. In the event that the sale of the retail properties referred to above are consummated, our exposure to the risk of economic downturns in the industrial real estate sector will be greater. As a result of such concentration, economic downturns in these sectors could have an adverse effect on our financial condition, results of operations, cash flow and ability to pay distributions on, and the market price of, our common stock.

     SOME POTENTIAL LOSSES ARE NOT COVERED BY INSURANCE

     We carry comprehensive liability, fire, extended coverage and rental loss insurance covering all of our properties, with policy specifications and insured limits which we believe are adequate and appropriate under the circumstances given relative risk of loss, the cost of such coverage and industry practice. There are, however, certain losses that are not generally insured because it is not economically feasible to insure against them, including losses due to riots or acts of war. Certain losses such as losses due to floods or seismic activity may be insured subject to certain limitations including large deductibles or co-payments and policy limits. If an uninsured loss or a loss in excess of insured limits occurs with respect to one or more of our properties, we could lose the capital we invested in the properties, as well as the anticipated future revenue from the properties and, in the case of debt which is with recourse to us, we would remain obligated for any mortgage debt or other financial obligations related to the properties. Moreover, as the general partner of the Operating Partnership, we will generally be liable for all of the Operating Partnership's unsatisfied obligations other than non-recourse obligations. Any such liability could adversely affect our financial condition, results of operations, cash flow and ability to pay distributions on, and the market price of, our common stock.

     A number of our properties are located in areas that are known to be subject to earthquake activity, including California where, as of December 31, 1998, 154 industrial buildings aggregating 12.2 million rentable square feet (representing 19.1% of our properties based on aggregate square footage) and 11 retail centers aggregating 1.8 million rentable square feet (representing 2.9% of our properties based on aggregate square footage) are located. In the event that the sale of retail properties to BPP Retail and BPP (as discussed below under "-- Failure to Consummate the Transactions with BPP Retail and BPP") are consummated, we will dispose of all our retail centers located in California. We carry replacement cost earthquake insurance on all of our properties located in areas historically subject to seismic activity, subject to coverage limitations and deductibles which we believe are commercially reasonable. This insurance coverage also applies to the properties managed by AMB Investment Management, Inc. ("AMB Investment Management"), with a single aggregate policy limit and deductible applicable to those properties and our properties. The Operating Partnership owns 100% of the non-voting preferred stock of AMB Investment Management. See "The Preferred Stock Subsidiaries." Through an annual analysis prepared by outside consultants, we evaluate our earthquake insurance coverage in light of current industry practice and determine the appropriate amount of earthquake insurance to carry. We may incur material losses in excess of insurance proceeds and we may not be able to continue to obtain insurance at commercially reasonable rates.

     WE ARE SUBJECT TO RISKS AND LIABILITIES IN CONNECTION WITH PROPERTIES OWNED THROUGH JOINT VENTURES, LIMITED LIABILITY COMPANIES AND PARTNERSHIPS

     As of March 31, 1999, we have ownership interests in 22 joint ventures, limited liability companies or partnerships with third parties, as well as an interest in one unconsolidated entity. Assuming that the transactions currently contemplated with BPP Retail and BPP (as discussed below under "The Company -- Recent Developments -- BPP Retail and BPP Transactions") are consummated, we will have ownership interests in 16 joint ventures, limited liability companies or partnerships with third parties. We may make additional investments through these ventures in the future and presently plan to do so with clients of AMB Investment Management and certain Development Alliance Partners, who share certain approval rights over major decisions. Partnership, limited liability company or joint venture investments may involve risks such as the following:

     - our partners, co-members or joint venturers might become bankrupt (in which event we and any other remaining general partners, members or joint venturers would generally remain liable for the liabilities of the partnership, limited liability company or joint venture);

     - our partners, co-members or joint venturers might at any time have economic or other business interests or goals which are inconsistent with our business interests or goals;

     - our partners, co-members or joint venturers may be in a position to take action contrary to our instructions, requests, policies or objectives, including our policy with respect to maintaining our qualification as a REIT; and

     - agreements governing joint ventures, limited liability companies and partnerships often contain restrictions on the transfer of a joint venturer's, member's or partner's interest or "buy-sell" or other provisions which may result in a purchase or sale of the interest at a disadvantageous time or on disadvantageous terms.

     We will, however, generally seek to maintain sufficient control of our partnerships, limited liability companies and joint ventures to permit us to achieve our business objectives. Our organizational documents do not limit the amount of available funds that we may invest in partnerships, limited liability companies or joint ventures. The occurrence of one or more of the events described above could have an adverse effect on our financial condition, results of operations, cash flow and ability to pay distributions on, and the market price of, our common stock.

     WE MAY BE UNABLE TO CONSUMMATE ACQUISITIONS ON ADVANTAGEOUS TERMS

     We intend to continue to acquire industrial and, to a lesser extent, certain value-added retail properties. Acquisitions of industrial and retail properties entail risks that investments will fail to perform in accordance with expectations. Estimates of the costs of improvements necessary for us to bring an acquired property up to market standards may prove inaccurate. In addition, there are general investment risks associated with any new real estate investment. Further, we anticipate significant competition for attractive investment opportunities from other major real estate investors with significant capital including both publicly traded REITs and private institutional investment funds. We expect that future acquisitions will be financed through a combination of borrowings under the Credit Facility, proceeds from equity or debt offerings by us or the Operating Partnership (including issuances of limited partnership Units), and proceeds from the transactions pending with BPP Retail and BPP (as discussed below under "The Company -- Recent Developments -- BPP Retail and BPP Transactions"), which could have an adverse effect on our cash flow. We may not be able to acquire additional properties. Our inability to finance any future acquisitions on favorable terms or the failure of acquisitions to conform with our expectations or investment criteria, or our failure to timely reinvest the proceeds from the transactions with BPP Retail and BPP could adversely affect our financial condition, results of operations, cash flow and ability to pay distributions on, and the market price of, our common stock.

     WE MAY BE UNABLE TO COMPLETE RENOVATION AND DEVELOPMENT ON ADVANTAGEOUS
     TERMS

     The real estate development business, including the renovation and rehabilitation of existing properties, involves significant risks. These risks include the following:

     - we may not be able to obtain financing on favorable terms for development projects and we may not complete construction on schedule or within budget, resulting in increased debt service expense and construction costs and delays in leasing such properties and generating cash flow;

     - we may not be able to obtain, or we may experience delays in obtaining, all necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations;

     - new or renovated properties may perform below anticipated levels, producing cash flow below budgeted amounts;

     - substantial renovation as well as new development activities, regardless of whether or not they are ultimately successful, typically require a substantial portion of management's time and attention which could divert management's time from our day-to-day operations; and

     - activities that we finance through construction loans involve the risk that, upon completion of construction, we may not be able to obtain permanent financing or we may not be able to obtain permanent financing on advantageous terms.

     These risks could have an adverse effect on our financial condition, results of operations, cash flow and ability to pay distributions on, and the market price of, our common stock.

WE COULD INCUR MORE DEBT

     We operate with a policy of incurring debt, either directly or through our subsidiaries, only if upon such incurrence our debt-to-total market capitalization ratio would be approximately 45% or less. The aggregate amount of indebtedness that we may incur under our policy varies directly with the valuation of our capital stock and the number of shares of capital stock outstanding. Accordingly, we would be able to incur additional indebtedness under our policy as a result of increases in the market price per share of our common stock or other outstanding classes of capital stock, and future issuance of shares of capital stock. In spite of the foregoing policy, our organizational documents do not contain any limitation on the amount of indebtedness that we may incur. Accordingly, our Board of Directors could alter or eliminate this policy and would do so, for example, if it were necessary for us to continue to qualify as a REIT. If we change this policy, we could become more highly leveraged, resulting in an increase in debt service that could adversely affect our financial condition, results of operations, cash flow and ability to pay distributions on, and the market price of, our common stock.

DEBT FINANCING

     SCHEDULED DEBT PAYMENTS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION

     We are subject to risks normally associated with debt financing, including the risks that our cash flow will be insufficient to make distributions to our stockholders, that we will be unable to refinance existing indebtedness on our properties (which in all cases will not have been fully amortized at maturity) and that the terms of refinancing will not be as favorable as the terms of existing indebtedness.

     As of March 31, 1999, we had total debt outstanding of approximately $1.5 billion including:

     - approximately $748.1 million of secured indebtedness (not including unamortized debt premiums) with an average maturity of seven years and a weighted average interest rate of 7.9%;

     - approximately $316.0 million outstanding under our unsecured $500 million credit facility (the "Credit Facility") with a maturity date of November 2000 and a weighted average interest rate of 6.41%; and

     - $400.0 million aggregate principal amount of unsecured senior debt securities with maturities in June 2008, 2015 and 2018 and a weighted average interest rate of 7.18%.

     In the event that the transactions with BPP Retail and BPP (as discussed below under "The Company -- Recent Developments -- BPP Retail and BPP Transactions") are consummated, we currently anticipate that we will repay approximately $240.0 million of debt, including $178.7 million of secured indebtedness (including premiums of $5.9 million).

     We are a guarantor of the Operating Partnership's obligations with respect to the senior debt securities referenced above. If we are unable to refinance or extend principal payments due at maturity or pay them with proceeds of other capital transactions, we expect that our cash flow will not be sufficient in all years to pay distributions to our stockholders and to repay all such maturing debt. Furthermore, if prevailing interest rates or other factors at the time of refinancing (such as the reluctance of lenders to make commercial real estate loans) result in higher interest rates upon refinancing, the interest expense relating to that refinanced indebtedness would increase. This increased interest expense would adversely affect our financial condition, results of operations, cash flow and ability to pay distributions on, and the market price of, our common stock. In addition, if we mortgage one or more of our properties to secure payment of indebtedness and we are unable to meet mortgage payments, the property could be foreclosed upon or transferred to the mortgagee with a consequent loss of income and asset value. A foreclosure on one or more of our properties could adversely affect our financial condition, results of operations, cash flow and ability to pay distributions on, and the market price of, our common stock.

     RISING INTEREST RATES COULD ADVERSELY AFFECT OUR CASH FLOW

     As of March 31, 1999, we had $316.0 million outstanding under the Credit Facility. In addition, we may incur other variable rate indebtedness in the future. Increases in interest rates on this indebtedness could increase our interest expense, which would adversely affect our financial condition, results of operations, cash flow and ability to pay distributions on, and the market price of, our common stock. Accordingly, we may in the future engage in transactions to limit our exposure to rising interest rates.

     WE ARE DEPENDENT ON EXTERNAL SOURCES OF CAPITAL

     In order to qualify as a REIT under the Code, we are required each year to distribute to our stockholders at least 95% of our REIT taxable income (determined without regard to the dividends-paid deduction and by excluding any net capital gain). See "Certain Federal Income Tax Considerations -- Taxation of the Company -- Annual Distribution Requirements." Because of this distribution requirement, we may not be able to fund all future capital needs, including capital needs in connection with acquisitions, from cash retained from operations. As a result, to fund capital needs, we rely on third-party sources of capital, which we may not be able to obtain on favorable terms or at all. Our access to third-party sources of capital depends upon a number of factors, including general market conditions and the market's perception of our growth potential and our current and potential future earnings and cash distributions and the market price of the shares of our capital stock. Additional debt financing may substantially increase our leverage.

     WE COULD DEFAULT ON CROSS-COLLATERALIZED AND CROSS-DEFAULTED DEBT

     As of March 31, 1999, we had 19 non-recourse secured loans which are cross-collateralized by five pools consisting of 22 properties. As of March 31, 1999, we had $248.1 million (not including unamortized debt premium) outstanding on these loans. In the event that all the transactions with BPP Retail and BPP (as discussed under "The Company -- Recent Developments BPP Retail and BPP Transactions") are consummated, we currently anticipate the repayment of 10 loans aggregating $178.7 million, which are secured by 13 properties. If we default on any of these loans, we will be required to repay the aggregate of all indebtedness, together with applicable prepayment charges, to avoid foreclosure on all the cross-collateralized properties within the applicable pool. Foreclosure on our properties, or our inability to refinance our loans on favorable terms, could adversely impact our financial condition, results of operations, cash flow and ability to pay distributions on, and the market price of, our common stock. In addition, our credit facilities and the senior debt securities of the Operating Partnership contain certain cross-default provisions which are triggered in the event that our other material indebtedness is in default. These cross-default provisions may require us to repay or restructure the credit facilities and the senior debt securities in addition to any mortgage or other debt which is in default, which could adversely affect our financial condition, results of operations, cash flow and ability to pay distributions on, and the market price of, our common stock.

CONTINGENT OR UNKNOWN LIABILITIES COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION

     Our predecessors have been in existence for varying lengths of time up to 15 years. At the time of our formation we acquired the assets of these entities subject to all of their potential existing liabilities. There may be current liabilities or future liabilities arising from prior activities that we are not aware of and therefore are not disclosed in this prospectus. We assumed these liabilities as the surviving entity in the various merger and contribution transactions that occurred at the time of our formation. Existing liabilities for indebtedness generally were taken into account (directly or indirectly) in connection with the allocation of the Units and/or shares of our common stock in the formation transactions, but no other liabilities were taken into account for these purposes. We do not have recourse against our predecessors or any of their respective stockholders or partners or against any individual account investors, with respect to any unknown liabilities except to the extent provided by the indemnity escrow agreement entered into in connection with the formation transactions. Unknown liabilities might include the following:

     - liabilities for clean-up or remediation of undisclosed environmental conditions;

     - claims of tenants, vendors or other persons dealing with our predecessors prior to the formation transactions that had not been asserted prior to the formation transactions;

     - accrued but unpaid liabilities incurred in the ordinary course of business;

     - tax liabilities; and

     - claims for indemnification by the officers and directors of our predecessors and others indemnified by these entities.

     Certain tenants may claim that the formation transactions gave rise to a right to purchase the premises that they occupy. We do not believe any such claims would be material. See "-- Government Regulations -- We Could Encounter Costly Environmental Problems" below regarding the possibility of undisclosed environmental conditions potentially affecting the value of our properties. Undisclosed material liabilities in connection with the acquisition of properties, entities and interests in properties or entities could adversely affect our financial condition, results of operations, cash flow and ability to pay distributions on, and the market price of, our common stock.

FAILURE TO CONSUMMATE THE TRANSACTIONS WITH BPP RETAIL AND BPP

     On March 9, 1999, we signed a series of definitive agreements with BPP Retail, a co-investment entity between BPP and the California Public Employee's Retirement System ("CalPERS"), pursuant to which BPP Retail will acquire 28 of our retail shopping centers, totaling 5.1 million square feet, for an aggregate price of $663.4 million. BPP Retail will acquire the centers in separate transactions, which we originally expected to close on or about April 30, 1999, July 31, 1999 and December 1, 1999. In addition, we have entered into a definitive agreement, subject to a financing condition, with BPP, pursuant to which BPP will acquire six additional retail centers, totaling 1.5 million square feet, for $284.4 million. Assuming satisfaction or waiver of this condition, we currently expect this transaction to close by December 31, 1999. Under the agreements, the Operating Partnership has the right to extend the closing dates for a period of up to 50 days. The Operating Partnership has exercised this right with respect to the first closing, which we now expect to occur on or about June 15, 1999. Although none of the transactions has a discretionary due diligence period (other than the transaction with BPP to the extent of the financing condition), all of the transactions are subject to certain customary closing conditions, which are generally applied on a property-by-property basis. While BPP Retail has posted certain initial deposits aggregating $25 million on the transactions, BPP Retail's liability in the event of its default under a definitive agreement is limited to its deposit. Additionally, the sale of five of the centers is subject to the consent of our joint venture partners. Accordingly, there can be no assurance that the transactions will close as scheduled or close at all, and it is possible that the transactions may close with respect to just a portion of the properties currently subject to the agreements. In the event that one or more of the transactions fail to close, or a closing is significantly delayed, net proceeds from divestitures of properties will not be available to the same extent to fund our acquisitions and developments. Any such failure or delay in any of the closings may also make us unable to repay certain of our indebtedness with the net proceeds as we currently intend and could require us to borrow additional funds or seek other forms of financing.

CONFLICTS OF INTEREST

    SOME OF OUR EXECUTIVE OFFICERS ARE INVOLVED IN OTHER REAL ESTATE ACTIVITIES AND INVESTMENTS

     Some of our executive officers own interests in real estate-related businesses and investments. These interests include minority ownership of Institutional Housing Partners, a residential housing finance company, and ownership of AMB Development, Inc. and AMB Development, L.P., developers which own property that we believe is not suitable for ownership by us. AMB Development, Inc. and AMB Development, L.P. have agreed not to initiate any new development projects following our initial public offering in November, 1997. These entities have also agreed that they will not make any further investments in industrial or retail properties other than those currently under development at the time of our initial public offering. AMB Institutional Housing Partners, AMB Development, Inc. and AMB Development, L.P. continue to use the name "AMB" pursuant to royalty-free license arrangements with us. The continued involvement in other real estate-related activities by some of our executive officers and directors could divert management's attention from our day-to-day operations. Most of our executive officers have entered into non-competition agreements with us pursuant to which they have agreed not to engage in any activities, directly or indirectly, in respect of commercial real estate, and not to make any investment in respect of industrial or retail real estate, other than through ownership of not more than 5% of the outstanding shares of a public company engaged in such activities or through the existing investments referred to in this prospectus. State law may limit our ability to enforce these agreements.

     We could also, in the future, subject to the unanimous approval of the disinterested members of the Board of Directors with respect to such transaction, acquire property from executive officers, enter into leases with executive officers, and/or engage in other related activities in which the interests pursued by the executive officers may not be in the best interests of our stockholders.

    CERTAIN OF OUR EXECUTIVE OFFICERS AND DIRECTORS MAY HAVE CONFLICTS OF INTEREST WITH US IN CONNECTION WITH OTHER PROPERTIES THAT THEY OWN OR CONTROL

     As of December 31, 1998, AMB Development, L.P. owns interests in 11 retail development projects in the U.S., each of which consists of a single free-standing Walgreens drugstore. In addition, Messrs. Abbey, Moghadam and Burke, each a founder and director, own less than 1% interests in two partnerships which own office buildings in various markets; these interests have negligible value. Luis A. Belmonte, an executive officer, owns less than a 10% interest, representing an estimated value of $75,000, in a limited partnership which owns an office building located in Oakland, California.

     In addition, several of our executive officers individually own:

     - less than 1% interests in the stocks of certain publicly-traded REITs ;

     - certain interests in and rights to developed and undeveloped real property located outside the United States;

     - certain passive interests, that we do not believe are material, in real estate businesses in which such persons were previously employed; and

     - certain other de minimis holdings in equity securities of real estate companies.

     Thomas W. Tusher, a member of our Board of Directors, is a limited partner in a partnership in which Messrs. Abbey, Moghadam and Burke are general partners and which owns a 75% interest in an office building. Mr. Tusher owns a 20% interest in the partnership, valued as of December 31, 1998 at approximately $1.2 million. Messrs. Abbey, Moghadam and Burke each have an approximately 26.7% interest in the partnership, each valued as of December 31, 1998 at approximately $1.6 million.

     We believe that the properties and activities set forth above generally do not directly compete with any of our properties. However, it is possible that a property in which an executive officer or director, or an affiliate of such person, has an interest may compete with us in the future if we were to invest in a property similar in type and in close proximity to that property. In addition, the continued involvement by our executive officers and directors in such properties could divert management's attention from our day-to-day operations. Our policy prohibits us from acquiring any properties from our executive officers or their affiliates without the approval of the disinterested members of the Board of Directors with respect to that transaction.

    OUR ROLE AS GENERAL PARTNER OF THE OPERATING PARTNERSHIP MAY CONFLICT WITH THE INTERESTS OF OUR STOCKHOLDERS

     As the general partner of the Operating Partnership, we have fiduciary obligations to the Operating Partnership's limited partners, the discharge of which may conflict with the interests of our stockholders. In addition, those persons holding limited partnership Units will have the right to vote as a class on certain amendments to the Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership (as amended, the "Partnership Agreement") and individually to approve certain amendments that would adversely affect their rights. The limited partners may exercise these voting rights in a manner that conflicts with the interests of our stockholders. In addition, under the terms of the Partnership Agreement, holders of limited partnership Units will have certain approval rights with respect to certain transactions that affect all stockholders but which they may not exercise in a manner which reflects the interests of all stockholders. See "Description of Certain Provisions of the Partnership Agreement of the Operating Partnership -- Removal of the General Partner; Transferability of our Interests; Treatment of Units in Significant Transactions."

    OUR DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT STOCKHOLDERS COULD ACT IN A MANNER THAT IS NOT IN THE BEST INTEREST OF ALL STOCKHOLDERS

     As of March 31, 1999, our three largest stockholders, Ameritech Pension Trust, the City and County of San Francisco Employees' Retirement System and Southern Company Services, Inc., beneficially owned approximately 27.5% of our outstanding common stock. In addition, our executive officers and directors beneficially owned 5.6% of our outstanding common stock as of the same date, and will have influence on our management and operation and, as stockholders, will have influence on the outcome of any matters submitted to a vote of the stockholders. This influence might be exercised in a manner that is inconsistent with the interests of other stockholders. Although there is no understanding or arrangement for these directors, officers and stockholders and their affiliates to act in concert, these parties would be in a position to exercise significant influence over our affairs if they choose to do so.

    WE COULD SUFFER LOSSES IF WE FAIL TO ENFORCE THE TERMS OF CERTAIN AGREEMENTS

     As holders of shares of our common stock and, potentially, performance units, certain of our directors and officers could have a conflict of interest with respect to their obligations as directors and officers to vigorously enforce the terms of certain of the agreements relating to our formation transactions. The potential failure to enforce the material terms of those agreements could result in a monetary loss to us, which loss could have a material adverse effect on our financial condition, results of operations, cash flow and ability to pay distributions on, and the market price of, our common stock.

OWNERSHIP OF COMMON STOCK

    LIMITATIONS IN OUR CHARTER AND BYLAWS COULD PREVENT A CHANGE IN CONTROL

     Certain provisions of our Charter and Bylaws may delay, defer or prevent a change in control or other transaction that could provide the holders of our common stock with the opportunity to realize a premium over the then-prevailing market price for our common stock. To maintain our qualification as a REIT for federal income tax purposes, not more than 50% in value of our outstanding stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year after the first taxable year for which a REIT election is made. See "Certain Federal Income Tax Considerations -- Taxation of the Company
 -- Requirements for Qualification as a REIT." Furthermore, after the first taxable year for which a REIT election is made, our common stock must be held by a minimum of 100 persons for at least 335 days of a 12-month taxable year (or a proportionate part of a short tax year). In addition, if we, or an owner of 10% or more of our stock, actually or constructively owns 10% or more of one of our tenants (or a tenant of any partnership in which we are a partner), the rent received by us (either directly or through any such partnership) from that tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. To facilitate maintenance of our qualification as a REIT for federal income tax purposes, we will prohibit the ownership, actually or by virtue of the constructive ownership provisions of the Code, by any single person of more than 9.8% (by value or number of shares, whichever is more restrictive) of the issued and outstanding shares of our common stock and more than 9.8% (by value or number of shares, whichever is more restrictive) of the issued and outstanding shares of our Series A Preferred Stock, and we will also prohibit the ownership, actually or constructively, of any shares of our Series B Preferred Stock and any shares of our Series C Preferred Stock by any single person so that no such person, taking into account all of our stock so owned by such person, may own in excess of 9.8% of our issued and outstanding capital stock. We refer to this limitation as the "ownership limit." Shares acquired or held in violation of the ownership limit will be transferred to a trust for the benefit of a designated charitable beneficiary. Any person who acquires shares in violation of the ownership limit will not be entitled to any distributions on the shares or be entitled to vote the shares or receive any proceeds from the subsequent sale of the shares in excess of the lesser of the price paid for the shares or the amount realized from the sale. A transfer of shares in violation of the above limits may be void under certain circumstances. See "Description of Capital Stock -- Restrictions on Ownership and Transfer of Capital Stock." The ownership limit may have the effect of delaying, deferring or preventing a change in control and, therefore, could adversely affect our stockholders' ability to realize a premium over the then-prevailing market price for the shares of our common stock in connection with such transaction. The Board of Directors has waived the ownership limit applicable to our common stock with respect to Ameritech Pension Trust, allowing it to own up to 14.9% of our common stock and, under some circumstances, allowing it to own up to 19.6%. However, we conditioned this waiver upon the receipt of undertakings and representations from Ameritech Pension Trust which we believed were reasonably necessary in order for us to conclude that the waiver would not cause us to fail to qualify as a REIT.

     Our Charter authorizes us to issue additional shares of common stock and Series A Preferred Stock and to issue Series B Preferred Stock, Series C Preferred Stock and one or more other series or classes of preferred stock and to establish the preferences, rights and other terms of any series or class of preferred stock that we issue. See "Description of Capital Stock." Although our Board of Directors has no intention to do so at the present time, it could establish a series or class of preferred stock that could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

     Our Charter, our Bylaws and Maryland law also contain other provisions that may delay, defer or prevent a transaction, including a change in control, that might involve payment of a premium price for our common stock or otherwise be in the best interests of our stockholders. Those provisions include the following:

     - the provision in the Charter that directors may be removed only for cause and only upon a two-thirds vote of stockholders, together with Bylaw provisions authorizing the Board of Directors to fill vacant directorships;

     - the provision in the Charter requiring a two-thirds vote of stockholders for any amendment of the Charter;

     - the requirement in the Bylaws that the request of the holders of 50% or more of our common stock is necessary for stockholders to call a special meeting;

     - the requirement of Maryland law that stockholders may only take action by written consent with the unanimous approval of all stockholders entitled to vote on the matter in question; and

     - the requirement in the Bylaws of advance notice by stockholders for the nomination of directors or proposal of business to be considered at a meeting of stockholders.

     These provisions may impede various actions by stockholders without approval of our Board of Directors, which in turn may delay, defer or prevent a transaction involving a change of control.

    WE COULD CHANGE OUR INVESTMENT AND FINANCING POLICIES WITHOUT A VOTE OF STOCKHOLDERS

     Subject to our fundamental investment policy to maintain our qualification as a REIT (unless a change is approved by the Board of Directors under certain circumstances), the Board of Directors will determine our investment and financing policies, our growth strategy and our debt, capitalization, distribution and operating policies. Although the Board of Directors has no present intention to revise or amend these strategies and policies, the Board of Directors may do so at any time without a vote of stockholders. Accordingly, stockholders will have no control over changes in our strategies and policies (other than through the election of directors), and any such changes may not serve the interests of all stockholders and could adversely affect our financial condition or results of operations, including our ability to distribute cash to stockholders.

    IF WE ISSUE ADDITIONAL SECURITIES, THE INVESTMENT OF EXISTING STOCKHOLDERS WILL BE DILUTED

     We have authority to issue shares of common stock or other equity or debt securities in exchange for property or otherwise. Similarly, we may cause the Operating Partnership to issue additional Units in exchange for property or otherwise. Existing stockholders will have no preemptive right to acquire any additional securities issued by us or the Operating Partnership and any issuance of additional equity securities could result in dilution of an existing stockholder's investment.

    THE LARGE NUMBER OF SHARES AVAILABLE FOR FUTURE SALE COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK

     We can not predict the effect, if any, that future sales of shares of our common stock, or the availability of shares of our common stock for future sale, will have on its market price. Sales of a substantial number of shares of our common stock in the public market (or upon exchange of Units) or the perception that such sales (or exchanges) might occur could adversely affect the market price of our common stock.

     The shares of common stock issued in the transactions involved in our formation and all shares of common stock issuable upon the redemption of Units will be deemed to be "restricted securities" within the meaning of Rule 144 under the Securities Act and may not be transferred unless registered under the Securities Act or an exemption from registration is available, including any exemption from registration provided under Rule 144. In general, upon satisfaction of certain conditions, Rule 144 permits the holder to sell certain amounts of restricted securities one year following the date of acquisition of the restricted securities from us and, after two years, permits unlimited sales by persons unaffiliated with us. On November 26, 1998, 74,710,153 shares of common stock issued in our formation transactions became eligible for sale pursuant to Rule 144, subject to the volume limitations and other conditions imposed by Rule 144. Commencing generally on the first anniversary of the date of acquisition of common Units (or such other date agreed to by the Operating Partnership and the holders of the Units), the Operating Partnership may redeem common Units at the request of the holders for cash (based on the fair market value of an equivalent number of shares of common stock at the time of redemption) or, at the Company's option, exchange the common Units for an equal number of shares of common stock, subject to certain antidilution adjustments. The Operating Partnership has issued 4,448,873 common Units to date, including the 699,837 common Units held by the selling stockholders which became exchangeable for shares of common stock on March 23, 1999. We have reserved 8,792,530 shares of common stock for issuance under our Stock Option and Incentive Plan (not including shares that we have already issued) and, as of March 31, 1999, have granted to certain directors, officers and employees options to purchase 4,536,313 shares of common stock (not including forfeitures and 8,750 shares that we have issued pursuant to the exercise of options). To date we have granted 148,720 restricted shares of common stock. In addition, we may issue additional shares of common stock or Units in connection with the acquisition of properties. The registration statement of which this prospectus is a part covers the resale of 699,837 shares of common stock upon the exchange of the common Units held by the selling stockholders. In connection with the issuance of common Units to other transferors of properties, and in connection with the issuance of any performance units, we have agreed to file registration statements covering the issuance of shares of common stock upon the exchange of the common Units. We have also filed a registration statement with respect to the shares of common stock issuable under our Stock Option and Incentive Plan. These registration statements and registration rights generally allow shares of common stock covered thereby, including shares of common stock issuable upon exchange of Units, including Performance Units, or the exercise of options or restricted shares of common stock, to be transferred or resold without restriction under the Securities Act. We may also agree to provide registration rights to any other person who may become an owner of Units. See "Description of Certain Provisions of the Partnership Agreement of the Operating
Partnership -- Common Limited Partnership Units -- Registration Rights."

     Future sales of the shares of common stock described above could adversely affect the market price of our common stock. The existence of Units, options and shares of common stock reserved for issuance upon exchange of Units, and the exercise of options and registration rights referred to above, also may adversely affect the terms upon which we are able to obtain additional capital through the sale of equity securities.

    VARIOUS MARKET CONDITIONS AFFECT THE PRICE OF OUR COMMON STOCK

     As with other publicly-traded equity securities, the market price of our common stock will depend upon various market conditions, which may change from time to time. Among the market conditions that may affect the market price of our common stock are the following:

     - the extent of investor interest in us;

     - the general reputation of REITs and the attractiveness of their equity securities in comparison to other equity securities (including securities issued by other real estate-based companies);

     - our financial performance; and

     - general stock and bond market conditions, including changes in interest rates on fixed income securities which may lead prospective purchasers of our common stock to demand a higher annual yield from future distributions. Such an increase in the required yield from distributions may adversely affect the market price of our common stock.

     Other factors such as governmental regulatory action and changes in tax laws could also have a significant impact on the future market price of our common stock.

    EARNINGS AND CASH DISTRIBUTIONS, ASSET VALUE AND MARKET INTEREST RATES AFFECT THE PRICE OF OUR COMMON STOCK

     The market value of the equity securities of a REIT generally is based primarily upon the market's perception of the REIT's growth potential and its current and potential future earnings and cash distributions, and is based secondarily upon the real estate market value of the underlying assets. For that reason, shares of our common stock may trade at prices that are higher or lower than the net asset value per share. To the extent we retain operating cash flow for investment purposes, working capital reserves or other purposes, these retained funds, while increasing the value of our underlying assets, may not correspondingly increase the market price of our common stock. Our failure to meet the market's expectation with regard to future earnings and cash distributions likely would adversely affect the market price of our common stock. Another factor that may influence the price of our common stock will be the distribution yield on our common stock (as a percentage of the price of our common stock) relative to market interest rates. An increase in market interest rates might lead prospective purchasers of our common stock to expect a higher distribution yield, which would adversely affect the market price of our common stock. If the market price of our common stock declines significantly, we might breach certain covenants with respect to debt obligations, which might adversely affect our liquidity and our ability to make future acquisitions and pay distributions to our stockholders.

     WE COULD INVEST IN REAL ESTATE MORTGAGES

     We may invest in mortgages, and may do so as a strategy for ultimately acquiring the underlying property. In general, investments in mortgages include the risks that borrowers may not be able to make debt service payments or pay principal when due, that the value of the mortgaged property may be less than the principal amount of the mortgage note secured by the property and that interest rates payable on the mortgages may be lower than our cost of funds to acquire these mortgages. In any of these events, our funds from operations and our ability to make distributions on, and the market price of, our common stock could be adversely affected. "Funds from operations" means income (loss) from operations before disposal of real estate properties, minority interests and extraordinary items plus depreciation and amortization, excluding depreciation of furniture, fixtures and equipment less funds from operations attributable to minority interests in consolidated joint ventures which are not convertible into shares of common stock.

GOVERNMENT REGULATIONS

     Many laws and governmental regulations are applicable to our properties and changes in these laws and regulations, or their interpretation by agencies and the courts, occur frequently.

     COSTS OF COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT

     Under the Americans with Disabilities Act of 1990 (the "Americans with Disabilities Act"), places of public accommodation must meet certain federal requirements related to access and use by disabled persons. Compliance with the Americans with Disabilities Act might require us to remove structural barriers to handicapped access in certain public areas where such removal is "readily achievable." If we fail to comply with the Americans with Disabilities Act, we might be required to pay fines to the government or damages to private litigants. The impact of application of the Americans with Disabilities Act to our properties, including the extent and timing of required renovations, is uncertain. If we are required to make unanticipated expenditures to comply with the Americans with Disabilities Act, our cash flow and the amounts available for distributions to our stockholders may be adversely affected.

     WE COULD ENCOUNTER COSTLY ENVIRONMENTAL PROBLEMS

     Federal, state and local laws and regulations relating to the protection of the environment impose liability on a current or previous owner or operator of real estate for contamination resulting from the presence or discharge of hazardous or toxic substances or petroleum products at the property. A current or previous owner may be required to investigate and clean up contamination at or migrating from a site. These laws typically impose liability and clean-up responsibility without regard to whether the owner or operator knew of or caused the presence of the contaminants. Even if more than one person may have been responsible for the contamination, each person covered by the environmental laws may be held responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages based on personal injury, property damage and/or other costs, including investigation and clean-up costs, resulting from environmental contamination present at or emanating from that site.

     Environmental Laws also govern the presence, maintenance and removal of asbestos. These laws require that owners or operators of buildings containing asbestos properly manage and maintain the asbestos, that they adequately inform or train those who may come into contact with asbestos and that they undertake special precautions, including removal or other abatement in the event that asbestos is disturbed during renovation or demolition of a building. These laws may impose fines and penalties on building owners or operators for failure to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos fibers. Some of our properties may contain asbestos-containing building materials.

     Some of our properties are leased or have been leased, in part, to owners and operators of dry cleaners that operate on-site dry cleaning plants, to owners and operators of gas stations or to owners or operators of other businesses that use, store or otherwise handle petroleum products or other hazardous or toxic substances. Some of these properties contain, or may have contained, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. These operations create a potential for the release of petroleum products or other hazardous or toxic substances. Some of our properties are adjacent to or near other properties that have contained or currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. In addition, certain of our properties are on, or are adjacent to or near other properties upon which others, including former owners or tenants of the properties, have engaged or may in the future engage in activities that may release petroleum products or other hazardous or toxic substances. From time to time, we may acquire properties, or interests therein, with known adverse environmental conditions where we believe that the environmental liabilities associated with these conditions are quantifiable and the acquisition will yield a superior risk-adjusted return. In connection with certain of the properties to be acquired by BPP Retail and BPP, we have agreed to remain responsible for, and to bear the cost of, remediating or monitoring certain environmental conditions on such properties following the applicable closing dates.

     All of our properties were subject to a Phase I or similar environmental assessments by independent environmental consultants at the time of acquisition or shortly after acquisition. Phase I assessments are intended to discover and evaluate information regarding the environmental condition of the surveyed property and surrounding properties. Phase I assessments generally include an historical review, a public records review, an investigation of the surveyed site and surrounding properties, and preparation and issuance of a written report, but do not include soil sampling or subsurface investigations and typically do not include an asbestos survey. We may perform additional Phase II testing if recommended by the independent environmental consultant. Phase II testing may include the collection and laboratory analysis of soil and groundwater samples, completion of surveys for asbestos-containing building materials, and any other testing that the consultant considers prudent in order to test for the presence of hazardous materials. Some of the environmental assessments of our properties do not contain a comprehensive review of the past uses of the properties and/or the surrounding properties.

     None of the environmental assessments of our properties has revealed any environmental liability that we believe would have a material adverse effect on our financial condition or results of operations taken as a whole, and we are not aware of any such material environmental liability. Nonetheless, it is possible that the assessments do not reveal all environmental liabilities and that there are material environmental liabilities of which we are unaware or that known environmental conditions may give rise to liabilities that are materially greater than anticipated. Moreover, future laws, ordinances or regulations may impose material environmental liability and the current environmental condition of our properties may be affected by tenants, by the condition of land, by operations in the vicinity of the properties (such as releases from underground storage tanks), or by third parties unrelated to us. If the costs of compliance with environmental laws and regulations now existing or adopted in the future exceed our budgets for these items, our financial condition, results of operations, cash flow and ability to pay distributions on, and the market price of, our common stock could be adversely affected.

    OUR FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED IF WE FAIL TO COMPLY WITH OTHER REGULATIONS

     Our properties are also subject to various federal, state and local regulatory requirements such as state and local fire and life safety requirements. If we fail to comply with these requirements, we might incur fines by governmental authorities or be required to pay awards of damages to private litigants. We believe that our properties are currently in substantial compliance with all such regulatory requirements. However, these requirements may change or new requirements may be imposed which could require significant unanticipated expenditures by us. Any such unanticipated expenditures could have an adverse effect on our financial condition, results of operations, cash flow and ability to pay distributions on, and the market price of, our common stock.

FEDERAL INCOME TAX RISKS

    OUR FAILURE TO QUALIFY AS A REIT WOULD HAVE SERIOUS ADVERSE CONSEQUENCES TO OUR STOCKHOLDERS

     We intend to operate so as to qualify as a REIT under the Code. We believe that we have been organized and have operated in a manner which would allow us to qualify as a REIT under the Code beginning with our taxable year ended December 31, 1997. However, it is possible that we have been organized or have operated in a manner which would not allow us to qualify as a REIT, or that our future operations could cause us to fail to qualify. Qualification as a REIT requires us to satisfy numerous requirements (some on an annual and quarterly basis) established under highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within our control. For example, in order to qualify as a REIT, at least 95% of our gross income in any year must be derived from qualifying sources, and we must pay dividends to stockholders aggregating annually at least 95% of our REIT taxable income (determined without regard to the dividends paid deduction and by excluding capital gains). These provisions and the applicable treasury regulations are more complicated in our case because we hold our assets in partnership form. Legislation, new regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. However, we are not aware of any pending tax legislation that would adversely affect our ability to operate as a REIT.

     If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Unless we are entitled to relief under certain statutory provisions, we would be disqualified from treatment as a REIT for the four taxable years following the year during which we lost qualification. If we lose our REIT status, our net earnings available for investment or distribution to stockholders would be significantly reduced for each of the years involved. In addition, we would no longer be required to make distributions to stockholders. See "Certain Federal Income Tax
Considerations -- Failure to Qualify."

     WE PAY SOME TAXES

     Even if we qualify as a REIT, we will be subject to certain federal, state and local taxes on our income and property. In addition, the net taxable income, if any, from the activities conducted through the Preferred Stock Subsidiaries (which we discuss below under "-- Preferred Stock Subsidiaries") will be subject to federal and state income tax. See "Certain Federal Income Tax
Considerations -- Other Tax Consequences."

     CERTAIN PROPERTY TRANSFERS MAY GENERATE PROHIBITED TRANSACTION INCOME

     From time to time, we may transfer or otherwise dispose of some of our properties. Under the Code, any gain resulting from transfers of properties that are held as inventory or primarily for sale to customers in the ordinary course of business is treated as income from a prohibited transaction that is subject to a 100% penalty tax. Since we acquire properties for investment purposes, we believe that any transfer or disposal of property by it would not be deemed by the Internal Revenue Service to be a prohibited transaction with any resulting gain subject to a 100% penalty tax. However, whether property is held for investment purposes is a question of fact that depends on all the facts and circumstances surrounding the particular transaction and the Internal Revenue Service may contend that certain transfers or disposals of properties by us (including possibly some or all of the properties that are subject to the agreements with BPP Retail and BPP) are prohibited transactions. While we believe that the Internal Revenue Service would not prevail in any such dispute, any adverse finding by the Internal Revenue Service that a transfer or disposition of property constituted a prohibited transaction would subject us to a 100% penalty tax on any gain from such prohibited transaction. In addition, any income from a prohibited transaction may adversely affect our ability to satisfy the income tests for qualifications as a REIT for federal income tax purposes.

WE ARE DEPENDENT ON OUR KEY PERSONNEL

     We depend on the efforts of our executive officers, particularly Messrs. Abbey, Moghadam and Burke, the Chairman of our Investment Committee, our Chief Executive Officer and the Chairman of our Board of Directors, respectively. While we believe that we could find suitable replacements for these key personnel, the loss of their services or the limitation of their availability could adversely affect our financial condition, results of operations, cash flow and ability to pay distributions on, and the market price of, our common stock. We do not have employment agreements with any of our executive officers.

WE MAY BE UNABLE TO MANAGE OUR GROWTH

     Our business has grown rapidly and continues to grow through property acquisitions. If we fail to effectively manage our growth, our financial condition, results of operations, cash flow and ability to pay distributions on, and the market price of, our common stock could be adversely affected.

THE PREFERRED STOCK SUBSIDIARIES

    WE DO NOT CONTROL THE ACTIVITIES OF THE PREFERRED STOCK SUBSIDIARIES

     The Operating Partnership owns 100% of the non-voting preferred stock of AMB Investment Management and Headlands Realty Corporation (representing approximately 95% of the economic interest in each entity). We refer to these entities as the "Preferred Stock Subsidiaries." Certain of our current and former executive officers and an officer of AMB Investment Management own all of the outstanding voting common stock of AMB Investment Management (representing approximately 5% of the economic interest in AMB Investment Management). Certain of our current and former executive officers and an officer of Headlands Realty Corporation own all of the outstanding voting common stock of Headlands Realty Corporation (representing approximately 5% of the economic interest in Headlands Realty Corporation). The ownership structure of the Preferred Stock Subsidiaries permits us to share in the income of the Preferred Stock Subsidiaries while maintaining our status as a REIT. We receive substantially all of the economic benefit of the businesses carried on by the Preferred Stock Subsidiaries through our right to receive dividends through the Operating Partnership. However, we are not able to elect the Preferred Stock Subsidiaries' directors or officers and, as a result, we do not have the ability to influence the operation of the Preferred Stock Subsidiaries or to require that the Preferred Stock Subsidiaries' boards of directors declare and pay cash dividends on the non-voting stock of the Preferred Stock Subsidiaries held by the Operating Partnership. The boards of directors and management of the Preferred Stock Subsidiaries might implement business policies or decisions that would not have been implemented by persons controlled by us and that may be adverse to the interests of our stockholders or that may adversely impact our financial condition, results of operations, cash flow and ability to pay distributions on, and the market price of, our common stock. In addition, the Preferred Stock Subsidiaries are subject to tax on their income, reducing their cash available for distribution to the Operating Partnership.

    AMB INVESTMENT MANAGEMENT MAY NOT BE ABLE TO GENERATE SUFFICIENT FEES

     Fees earned by AMB Investment Management depend on various factors affecting the ability to attract and retain investment management clients and the overall returns achieved on managed assets. These factors are beyond our control. AMB Investment Management's failure to attract investment management clients or achieve sufficient overall returns on managed assets could reduce its ability to make distributions on the stock owned by the Operating Partnership and could also limit co-investment opportunities to the Operating Partnership. This would limit the Operating Partnership's ability to generate rental revenues from such co-investments and use the co-investment program as a source to finance property acquisitions and leverage acquisition opportunities.

                                  THE COMPANY

GENERAL

     We are one of the largest publicly-traded real estate companies in the United States. As of December 31, 1998, we owned 582 industrial buildings located in 26 markets throughout the United States, and 38 retail centers located in 16 markets throughout the United States. As of December 31, 1998, our industrial buildings, principally warehouse distribution properties, encompassed approximately 56.6 million rentable square feet and, as of the same date, were 96.0% leased to over 1,600 tenants. As of December 31, 1998 our retail centers, principally grocer-anchored community shopping centers, encompassed approximately 7.0 million rentable square feet and, as of the same date, were 94.6% leased to over 900 tenants. In the event that all of the BPP Retail and BPP transactions are consummated (see discussion below under "-- Recent Developments -- BPP Retail and BPP Transactions"), we will have disposed of 34 of our retail centers. We currently expect that the substantial majority of our acquisition activities going forward will be in industrial properties. We own substantially all of our assets, and conduct substantially all of our business, through the Operating Partnership and its subsidiaries.

     The Company was organized in November 1997 and commenced operations upon the completion of the initial public offering on November 26, 1997. We operate as a self-administered and self-managed real estate company and believe that we have qualified and that we will continue to qualify as a REIT for federal income tax purposes beginning with the year ended December 31, 1997. As a self-administered and self-managed REIT, our own employees perform our administrative and management functions, rather than our relying on an outside manager for these services.

STRATEGIC ALLIANCE PROGRAMS

     We believe that our strategy of forming strategic alliances with local and regional real estate experts improves our operating efficiency and flexibility, strengthens customer satisfaction and retention and, most importantly, provides us with growth opportunities. Additionally, our strategic alliances with institutional investors enhance our access to private capital and our ability to finance transactions.

     Our six Strategic Alliance Programs can be grouped into two categories:

     - Operating Alliances, which allow us to form relationships with local or regional real estate experts, thereby becoming their ally rather than their competitor; and

     - Investment Alliances, which allow us to establish relationships with a variety of capital sources.

     OPERATING ALLIANCES

     - MANAGEMENT ALLIANCE PROGRAM: Our strategy for our Management Alliance Program is to develop close relationships with, and outsource property management to, local property managers that we believe are among the best in their respective markets. Our alliances with local property managers increase our flexibility, reduce our overhead expenses and improve our customer service. In addition, these alliances provide us with local market information related to tenant activity and acquisition opportunities.

     - CUSTOMER ALLIANCE PROGRAM: Through our Customer Alliance Program, we seek to build long-term working relationships with major tenants. We are committed to working with our tenants, particularly our larger tenants with multi-site requirements, to make their property searches as efficient as possible.

     - BROKER ALLIANCE PROGRAM: Through our Broker Alliance Program, we work closely with top local leasing companies in each of our markets, which brokers provide us with access to high quality tenants and local market knowledge.

     INVESTMENT ALLIANCES

     - DEVELOPMENT ALLIANCE PROGRAM: Our strategy for our Development Alliance Program is to enhance our development capability while reducing our overhead expenses by forming alliances with development firms with a strong local presence and expertise, who have proven they have the insight to recognize potential in an undervalued asset and the skill to realize that value.

     - UPREIT ALLIANCE PROGRAM: Through our UPREIT Alliance Program, we issue Units in the Operating Partnership in exchange for properties, thus providing additional growth for our portfolio.

     - INSTITUTIONAL ALLIANCE PROGRAM: Our strategy for our Institutional Alliance Program is to form joint ventures with institutional investors through the co-investment program of AMB Investment Management. Our alliances with institutional investors provide us with access to private capital, including during those times when the public markets are less attractive, as well as providing us with a source of incremental fee income and investment returns.

THE PREFERRED STOCK SUBSIDIARIES

     AMB Investment Management provides real estate investment management services on a fee basis to certain of its clients which did not participate in our formation transactions. We presently intend to co-invest with clients of AMB Investment Management, to the extent such clients newly commit investment capital, through partnerships, limited liability companies and joint ventures. We generally use a co-investment formula with each client whereby we will own at least a 20% interest in all ventures. As of December 31, 1998, we had consummated five co-investment transactions through one partnership. Headlands Realty Corporation invests in properties and entities that engage in the management, leasing and development of properties and similar activities. As of December 31, 1998, Headlands Realty Corporation had participated in three property acquisition transactions and had acquired a fifty percent (50%) interest in an entity that engages in the management, lease and development of properties and similar activities.

RECENT DEVELOPMENTS

     Sale of Senior Debt Securities by the Operating Partnership. On June 30, 1998, the Operating Partnership sold $400 million aggregate principal amount of senior debt securities in an underwritten public offering. The Operating Partnership used the net proceeds to repay borrowings under the Credit Facility incurred in connection with property acquisitions.

     Sale of Series A Preferred Stock by the Company. On July 27, 1998, we sold 4,000,000 shares (the "Series A Preferred Shares") of Series A Preferred Stock at a price of $25.00 per share in an underwritten public offering. We contributed the net proceeds to the Operating Partnership which used the funds to repay borrowings under the Credit Facility incurred in connection with property acquisitions and for general corporate purposes.

     Sale of Series B Preferred Units by the Operating Partnership. On November 12, 1998, the Operating Partnership completed a private placement of 1,300,000 8.625% Series B Preferred Units to a single investor at a price of $50.00 per Unit. See "Description of Certain Provisions of the Partnership Agreement of the Operating Partnership -- Series B Preferred Units." The Operating Partnership used the net proceeds of approximately $63.3 million to repay borrowings under the Credit Facility, for property acquisitions and for general purposes.

     Sale of Series C Preferred Units by AMB Property II, L.P. On November 24, 1998, AMB Property II, L.P. ("AMB Property II") completed a private placement of 2,200,000 8 3/4% Series C Cumulative Redeemable Preferred Units (the "AMB Property II Series C Preferred Units") to two investors at a price of $50.00 per unit. See "Description of Capital Stock -- Preferred Stock -- Series C Preferred Stock." The Company owns 100% of the common stock of AMB Property Holding Corporation, which has an approximate 1% general partnership interest in AMB Property II. The Operating Partnership has an approximate 99% limited partnership interest in AMB Property II.

     BPP Retail and BPP Transactions. On March 9, 1999, we signed a series of definitive agreements with BPP Retail, a co-investment entity between BPP and CalPERS, pursuant to which BPP Retail will acquire 28 of our retail shopping centers, totaling 5.1 million square feet, for an aggregate price of $633.4 million. BPP Retail will acquire the centers in separate transactions, which we originally expected to close on or about April 30, 1999, July 31, 1999 and December 1, 1999. Under the agreements, the Operating Partnership has the right to extend the closing dates for a period of up to 50 days. The Operating Partnership has exercised this right with respect to the first closing, which we now expect to occur on or about June 15, 1999. In addition, we have entered into a definitive agreement, subject to a financing confirmation, with BPP, pursuant to which BPP will acquire six additional retail centers, totaling 1.5 million square feet, for $284.4 million. The Company intends to use the proceeds of $947,800 from the sale of the centers to BBP Retail and BPP to repay secured debt of $184,292 related to the properties divested, to pay down the unsecured credit facility, for potential acquisitions and for general corporate purposes. Assuming the receipt of the financing confirmation, we currently expect this transaction to close by December 31, 1999. In connection with these transactions, we have also granted CalPERS an option to purchase up to 2,000,000 original issue shares of the Company's common stock for an exercise price of $25 per share that CalPERS may exercise on or before March 31, 2000. We can not assure you, however, that the transactions will close as scheduled or close at all, and it is possible that the transactions may close with respect to just a portion of the properties currently subject to the agreements. See "Risk
Factors -- Failure to Consummate the Transactions with BPP Retail and BPP."

                          DESCRIPTION OF CAPITAL STOCK

     We have summarized certain terms and provisions of our capital stock in this section. This summary is not complete. For more detail you should refer to the Maryland General Corporation Law (the "MGCL"), our Charter and our Bylaws, which we have filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

COMMON STOCK

     Our Charter provides that we are authorized to issue 500,000,000 shares of common stock, $.01 par value per share. As of March 31, 1999, we had 86,026,271 shares of common stock issued and outstanding. Each outstanding share of common stock entitles the holder to one vote on all matters presented to stockholders generally for a vote, including the election of directors. Except as otherwise required by law and except as provided in any resolution adopted by the Board of Directors establishing any other class or series of stock, the holders of common stock possess the exclusive voting power, subject to the provisions of the Charter regarding the ownership of shares of common stock in excess of the ownership limit or any other limit specified in the Charter, or otherwise permitted by the Board of Directors. Holders of shares of common stock do not have any conversion, exchange, sinking fund, redemption or appraisal rights or any preemptive rights to subscribe for any of our securities or cumulative voting rights in the election of directors. All shares of common stock that are issued and outstanding are duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series or classes of stock, including the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock (see "-- Preferred Stock"), and to the provisions of the Charter regarding ownership of shares of common stock in excess of the ownership limit, or such other limit specified in the Charter or as otherwise permitted by the Board of Directors, we may pay distributions to the holders of shares of common stock if and when authorized and declared by the Board of Directors out of funds legally available for distribution. We intend to continue to make quarterly distributions on outstanding shares of common stock.

     Under the MGCL, stockholders are generally not liable for our debts or obligations. If we liquidate, subject to the right of any holders of preferred stock, including the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock (see "-- Preferred Stock") to receive preferential distributions, each outstanding share of common stock will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all of our known debts and liabilities, including debts and liabilities arising out of our status as general partner of the Operating Partnership.

     Subject to the provisions of our Charter regarding the ownership of shares of common stock in excess of the ownership limit, or such other limit specified in the Charter, or as otherwise permitted by the Board of Directors as described below, all shares of common stock have equal distribution, liquidation and voting rights, and have no preference or exchange rights.

     Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Under the MGCL, the term "substantially all of the Company's assets" is not defined and is, therefore, subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. Our Charter does not provide for a lesser percentage in any of the above situations.

     Our Charter authorizes the Board of Directors to reclassify any unissued shares of common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations and restrictions on ownership, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series.

PREFERRED STOCK

     Our Charter provides that we are authorized to issue 100,000,000 shares of preferred stock, $.01 par value per share, of which 4,600,000 shares are of a separate class designated as Series A Preferred Stock, 1,300,000 shares are of a separate class designated as Series B Preferred Stock and 2,200,000 shares are of a separate class designated as Series C Preferred Stock. The Series B Preferred Stock is issuable in exchange, on a one for one basis, subject to adjustment, for the Series B Preferred Units. The Series C Preferred Stock is issuable in exchange, on a one for one basis, subject to adjustment, for the AMB Property II Series C Preferred Units. We have 4,000,000 shares of Series A Preferred Stock issued and outstanding. We have 1,300,000 shares of Series B Preferred Stock and 2,200,000 shares of Series C Preferred Stock reserved for issuance but not issued or outstanding. We may issue additional shares of preferred stock from time to time, in one or more classes, as authorized by the Board of Directors. Prior to the issuance of shares of each class of preferred stock, the Board of Directors is required by the MGCL and the Charter to fix for each class the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption, as permitted by Maryland law. Because the Board of Directors has the power to establish the preferences, powers and rights of each class of preferred stock, it may afford the holders of any class of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of shares of common stock. The issuance of preferred stock could have the effect of delaying or preventing a change of control that might involve a premium price for holders of shares of common stock or otherwise be in their best interest.

     Series A Preferred Stock. The Series A Preferred Stock ranks, with respect to dividends and in the event we voluntarily or involuntarily liquidate, dissolve or wind up:

     - senior to all classes or series of common stock and to all of our equity securities that provide that they rank junior to the Series A Preferred Stock;

     - junior to all equity securities issued by us which rank senior to the Series A Preferred Stock; and

     - on a parity with all equity securities issued by us (including the Series B Preferred Stock and the Series C Preferred Stock) other than those referred to in the bullet points above. The term "equity securities" does not include convertible debt securities.

     Holders of the Series A Preferred Stock are entitled to receive, when and as authorized by the Board of Directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 8 1/2% of the liquidation preference per annum (equivalent to $2.125 per annum per share of Series A Preferred Stock). Dividends on the Series A Preferred Stock accumulate on a daily basis and are payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the Series A Preferred Stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in common stock or other equity securities ranking junior to the Series A Preferred Stock) may be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any other equity securities ranking junior to or on a parity with the Series A Preferred Stock (including the Series B Preferred Stock and the Series C Preferred Stock), nor may any common stock or any other equity securities ranking junior to or on a parity with the Series A Preferred Stock (including the Series B Preferred Stock and the Series C Preferred Stock) be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other equity securities ranking junior to the Series A Preferred Stock and pursuant to the provisions of our Charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a REIT). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and any other equity securities ranking on a parity with the Series A Preferred Stock (including the Series B Preferred Stock and the Series C Preferred Stock), all dividends declared upon the Series A Preferred Stock and any other equity securities ranking on a parity with the Series A Preferred Stock (including the Series B Preferred Stock and the Series C Preferred Stock) will be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of Series A Preferred Stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the Series A Preferred Stock will accumulate whether or not we have funds legally available for the payment of dividends and whether or not we declare dividends. If we designate any portion of a dividend as a "capital gain dividend," a holder's share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

     In the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of the Series A Preferred Stock are entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the Series A Preferred Stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series A Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business do not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

     If we voluntarily or involuntarily liquidate, dissolve or wind up and our assets are insufficient to make full payment to holders of the Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the Series A Preferred Stock, then the holders of the Series A Preferred Stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

     The Series A Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. We cannot redeem the Series A Preferred Stock prior to July 27, 2003. On and after July 27,

2003, we can redeem the Series A Preferred Stock for cash at our option, in whole or from time to time in part, at a redemption price of $25.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. We must pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to our maintenance of our ability to qualify as a REIT for federal income tax purposes, we may redeem shares of Series A Preferred Stock. See "-- Restrictions on Ownership and Transfer of Capital Stock."

     Holders of Series A Preferred Stock have no voting rights, except as described below. If we do not pay dividends on the Series A Preferred Stock for six or more quarterly periods (whether or not consecutive), holders of the Series A Preferred Stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our Board of Directors until we have eliminated all dividend arrearages with respect to the Series A Preferred Stock. So long as any shares of Series A Preferred Stock remain outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of outstanding shares of Series A Preferred Stock (the Series A Preferred Stock voting separately as a class):

     - authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the Series A Preferred Stock;

     - reclassify any of our authorized stock into any class or series of stock ranking senior to the Series A Preferred Stock;

     - create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase, any class or series of stock ranking senior to the Series A Preferred Stock; or

     - amend, alter or repeal the provisions of our Charter, whether by merger or consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock.

     With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as shares of Series A Preferred Stock (or shares issued by a surviving entity in substitution for shares of the Series A Preferred Stock) remain outstanding with the terms materially unchanged, taking into account that upon the occurrence of such an event, we may not be the surviving entity, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of Series A Preferred Stock. Any increase in the amount of the authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in the amount of authorized Series A Preferred Stock or any other class or series of preferred stock, in each case ranking on a parity with or junior to the Series A Preferred Stock will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

     In accordance with the terms of the Partnership Agreement, we contributed the net proceeds of the sale of the Series A Preferred Shares to the Operating Partnership and the Operating Partnership issued to us Series A Preferred Units that mirror the rights, preferences and other terms of the Series A Preferred Stock. The Operating Partnership is required to make all required distributions on the Series A Preferred Units prior to any distribution of cash or assets to the holders of any other Units or any other equity interests in the Operating Partnership, except for any other series of preferred Units ranking on a parity with the Series A Preferred Units as to dividends or voluntary or involuntary liquidation, dissolution or winding up of the Operating Partnership. The Operating Partnership has no preferred Units, other than the Series A Preferred Units and the Series B Preferred Units, outstanding or any other equity interests ranking prior to any other Units or any other equity interests in the Operating Partnership.

     Series B Preferred Stock. We currently have no shares of Series B Preferred Stock issued or outstanding. The Series B Preferred Stock is issuable upon exchange of the Series B Preferred Units, as described under "Description of Certain Provisions of the Partnership Agreement of the Operating
Partnership -- Series B Preferred Units -- Exchange Rights." The Series B Preferred Stock ranks, with respect to dividends and in the event we voluntarily or involuntarily liquidate, dissolve or wind up:

     - senior to all classes or series of common stock and to all of our equity securities that provide that they rank junior to the Series B Preferred Stock;

     - junior to all equity securities issued by us which rank senior to the Series B Preferred Stock; and

     - on a parity with all equity securities issued by us (including the Series A Preferred Stock and the Series C Preferred Stock) other than those referred to in the bullet points above. The term "equity securities" does not include convertible debt securities.

     If ever issued, the Series B Preferred Stock will entitle the holders to receive, when and as authorized by the Board of Directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 8 5/8% of the liquidation preference per annum (equivalent to $4.3125 per annum per share of Series B Preferred Stock). Dividends on the Series B Preferred Stock accumulate on a daily basis and are payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the Series B Preferred Stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all past dividend periods and the then current dividend period, no distributions (other than in common stock or other equity securities ranking junior to the Series B Preferred Stock) may be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any other equity securities ranking junior to or on a parity with the Series B Preferred Stock (including the Series A Preferred Stock and the Series C Preferred Stock), nor may any common stock or any other equity securities ranking junior to or on a parity with the Series B Preferred Stock (including the Series A Preferred Stock and the Series C Preferred Stock) be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other equity securities ranking junior to the Series B Preferred Stock and pursuant to the provisions of our Charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a REIT). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Stock and any other equity securities ranking on a parity with the Series B Preferred Stock (including the Series A Preferred Stock and the Series C Preferred Stock), all dividends declared upon the Series B Preferred Stock and any other equity securities ranking on a parity with the Series B Preferred Stock (including the Series A Preferred Stock and the Series C Preferred Stock) will be declared pro rata so that the amount of dividends declared per share of Series B Preferred Stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of Series B Preferred Stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the Series B Preferred Stock will accumulate whether or not we have funds legally available for the payment of dividends and whether or not we declare dividends. If we designate any portion of a dividend as a "capital gain dividend," a holder's share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

     In the event that we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of the Series B Preferred Stock, the holders of the Series B Preferred Stock will be entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $50.00 per share, plus an amount equal to any accumulated and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the Series B Preferred Stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series B Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business do not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

     If we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of Series B Preferred Stock and our assets are insufficient to make full payment to the holders of the Series B Preferred Stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the Series B Preferred Stock as to liquidation rights (including the Series A Preferred Stock and the Series C Preferred Stock) then the holders of the Series B Preferred Stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

     The Series B Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. If issued, we cannot redeem the Series B Preferred Stock prior to November 12, 2003. On and after November 12, 2003, we can redeem the Series B Preferred Stock for cash at our option, in whole or from time to time in part, at a redemption price of $50.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. We must pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to our maintenance of our ability to qualify as a REIT for federal income tax purposes, we may redeem shares of Series B Preferred Stock. See "-- Restrictions on Ownership and Transfer of Capital Stock."

     Holders of Series B Preferred Stock will have no voting rights, except as described below. If we do not pay dividends on the Series B Preferred Stock for six or more quarterly periods (whether or not consecutive), holders of the Series B Preferred Stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our Board of Directors until we have eliminated all dividend arrearages with respect to the Series B Preferred Stock. So long as any shares of Series B Preferred Stock remain outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of Series B Preferred Stock (the Series B Preferred Stock voting separately as a class):

     - authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the Series B Preferred Stock;

     - reclassify any of our authorized stock into any class or series of stock ranking senior to the Series B Preferred Stock;

     - designate or create, or increase the authorized or issued amount of, or reclassify, any authorized shares into, any preferred stock ranking on a parity with the Series B Preferred Stock or create, authorize or issue any obligations or securities convertible into any such shares, but only to the extent such stock is issued to one of our affiliates; or

     - either consolidate, merge into or with, or convey, transfer or lease our assets substantially as an entirety, to any corporation or other entity, or amend, alter or repeal the provisions of our Charter, whether by merger or consolidation or otherwise, in each case so as to materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series B Preferred Stock.

     With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as we are either the surviving entity and shares of Series B Preferred Stock remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a corporation organized under the laws of any state and substitutes for the Series B Preferred Stock other preferred stock having substantially the same terms and rights as the Series B Preferred Stock, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of Series B Preferred Stock. Any increase in the amount of authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in an amount of authorized shares of each class or series, in each case ranking on a parity with or junior to the Series B Preferred Stock will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

     We have granted certain registration rights with respect to any shares of Series B Preferred Stock that we may issue upon exchange of the Series B Preferred Units. See "Description of Certain Provisions of the Partnership Agreement of the Operating Partnership -- Series B Preferred
Units -- Registration Rights."

     Series C Preferred Stock. We currently have no shares of Series C Preferred Stock issued or outstanding. The Series C Preferred Stock is issuable upon exchange of the AMB Property II Series C Preferred Units. The AMB Property II Series C Preferred Units are exchangeable in whole at any time on or after November 24, 2008, at the option of 51% of the holders of all outstanding AMB Property II Series C Preferred Units, on a one for one basis, subject to adjustment, for shares of our Series C Preferred Stock. In addition, the AMB Property II Series C Preferred Units are exchangeable in whole at any time at the option of 51% of the holders of all outstanding AMB Property II Series C Preferred Units if:

     - any AMB Property II Series C Preferred Unit shall not have received full distributions with respect to six prior quarterly distribution periods (whether or not consecutive); or

     - AMB Property Holding Corporation, the general partner of AMB Property II, or one of its subsidiaries takes the position, and a holder or holders of AMB Property II Series C Preferred Units receive an opinion of independent counsel that AMB Property II is, or upon the happening of a certain event likely will be, a "publicly traded partnership" within the meaning of the Code.

     The AMB Property II Series C Preferred Units are exchangeable in whole for shares of Series C Preferred Stock at any time after November 24, 2001 and prior to November 24, 2008 at the option of 51% of the holders of all outstanding AMB Property II Series C Preferred Units if those holders deliver to AMB Property Holding Corporation a private letter ruling or an opinion of independent counsel to the effect that an exchange of the AMB Property II Series C Preferred Units at that time would not cause the AMB Property II Series C Preferred Units to be considered "stock and securities" within the meaning of the Code for purposes of determining whether the holder of AMB Property II Series C Preferred Units is an "investment company" under the Code.

     The AMB Property II Series C Preferred Units are also exchangeable in whole at any time for shares of Series C Preferred Stock, if initial purchasers of the AMB Property II Series C Preferred Units holding 51% of all outstanding AMB Property II Series C Preferred Units determine, (regardless of whether held by the initial purchasers) if:

     - AMB Property II reasonably determines that the assets and income of AMB Property II for a taxable year after 1998 would not satisfy the income and assets tests of the Code for such taxable year if AMB Property II were a REIT; or

     - any holder of AMB Property II Series C Preferred Units delivers to AMB Property II and AMB Property Holding Corporation an opinion of independent counsel to the effect that (based on the assets and income of AMB Property II for a taxable year after 1998) AMB Property II would not satisfy the income and assets tests of the Code for such taxable year if AMB Property II were a REIT and that such failure would create a meaningful risk that a holder of AMB Property II Series C Preferred Units would fail to maintain qualification as a REIT.

     In lieu of an exchange for Series C Preferred Stock, AMB Property II may redeem AMB Property II Series C Preferred Units for cash in an amount equal to the original capital account balance of the holder of

AMB Property II Series C Preferred Units. A holder of AMB Property II Series C Preferred Units will not be entitled to exchange the units for Series C Preferred Stock if the exchange would result in a violation of the ownership limit. See "Description of Capital Stock -- Restrictions on Ownership and Transfer of Capital Stock."

     The Series C Preferred Stock ranks, with respect to dividends and in the event we voluntarily or involuntarily liquidate, dissolve or wind up:

     - senior to all classes or series of common stock and to all of our equity securities that provide that they rank junior to the Series C Preferred Stock;

     - junior to all equity securities issued by us which rank senior to the Series C Preferred Stock; and

     - on a parity with all equity securities issued by us (including the Series A Preferred Stock and the Series B Preferred Stock) other than those referred to in the bullet points above. The term "equity securities" does not include convertible debt securities until converted into equity securities.

     If ever issued, the Series C Preferred Stock will entitle the holders to receive, when and as authorized by the Board of Directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 8.75% of the liquidation preference per annum (equivalent to $4.375 per annum per share of Series C Preferred Stock). Dividends on the Series C Preferred Stock accumulate on a daily basis and are payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the Series C Preferred Stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all past dividend periods and the then current dividend period, no distributions (other than in common stock or other equity securities ranking junior to the Series C Preferred Stock) may be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any other equity securities ranking junior to or on a parity with the Series C Preferred Stock (including the Series A Preferred Stock and the Series B Preferred Stock), nor may any common stock or any other equity securities ranking junior to or on a parity with the Series C Preferred Stock (including the Series A Preferred Stock and the Series B Preferred Stock) be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other equity securities ranking junior to the Series C Preferred Stock and pursuant to the provisions of our Charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a REIT). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Stock and any other equity securities ranking on a parity with the Series C Preferred Stock (including the Series A Preferred Stock and the Series C Preferred Stock), all dividends declared upon the Series C Preferred Stock and any other equity securities ranking on a parity with the Series C Preferred Stock (including the Series A Preferred Stock and the Series B Preferred Stock) will be declared pro rata so that the amount of dividends declared per share of Series C Preferred Stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of Series C Preferred Stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the Series C Preferred Stock will accumulate whether or not we have funds legally available for the payment of dividends and whether or not we declare dividends. If we designate any portion of a dividend as a "capital gain dividend," a holder's share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

     In the event that we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of Series C Preferred Stock, the holders of the Series C Preferred Stock will be entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $50.00 per share, plus an amount equal to any accumulated or accrued and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the Series C Preferred Stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series C Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business do not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

     If we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of Series C Preferred Stock and our assets are insufficient to make full payment to holders of the Series C Preferred Stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the Series C Preferred Stock as to liquidation rights (including the Series A Preferred Stock and the Series B Preferred Stock) then the holders of the Series C Preferred Stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

     The Series C Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. If issued, we cannot redeem the Series C Preferred Stock prior to November 24, 2003. On and after November 24, 2003, we can redeem the Series C Preferred Stock for cash at our option, in whole or from time to time in part, at a redemption price of $50.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. We must pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to our maintenance of our ability to qualify as a REIT for federal income tax purposes, we may redeem shares of Series C Preferred Stock. See "-- Restrictions on Ownership and Transfer of Capital Stock."

     Holders of Series C Preferred Stock will have no voting rights, except as described below. If we do not pay dividends on the Series C Preferred Stock for six or more quarterly periods (whether or not consecutive), holders of the Series C Preferred Stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our Board of Directors until we have eliminated all dividend arrearages with respect to the Series C Preferred Stock. So long as any shares of Series C Preferred Stock remain outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of Series C Preferred Stock (the Series C Preferred Stock voting separately as a class):

     - authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the Series C Preferred Stock;

     - reclassify any of our authorized stock into any class or series of stock ranking senior to the Series C Preferred Stock;

     - designate or create, or increase the authorized or issued amount of, or reclassify, any authorized shares into, any preferred stock ranking on a parity with the Series C Preferred Stock or create, authorize or issue any obligations or securities convertible into any such shares, but only to the extent such stock is issued to one of our affiliates; or

     - either consolidate, merge into or with, or convey, transfer or lease our assets substantially, as an entirety, to any corporation or other entity, or amend, alter or repeal the provisions of our Charter, whether by merger or consolidation or otherwise, in each case so as to materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series C Preferred Stock.

     With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as we are either the surviving entity and shares of Series C Preferred Stock remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a corporation, business trust or like entity organized under the laws of any state and substitutes for the Series C Preferred Stock other preferred stock or preferred shares having substantially the same terms and rights as the Series C Preferred Stock, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of Series C Preferred Stock. Any increase in the amount of authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in an amount of authorized shares of each class or series, in each case ranking on a parity with or junior to the Series C Preferred Stock will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

     We have agreed to file a registration statement registering the resale of the shares of Series C Preferred Stock issuable to the holders of AMB Property II Series C Preferred Units as soon as practicable but not later than 60 days after the date the AMB Property II Series C Preferred Units are exchanged for shares of Series C Preferred Stock. We have also agreed to use our best efforts to cause the registration statement to be declared effective within 120 days after the date of the exchange.

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF CAPITAL STOCK

     In order for us to qualify as a REIT under the Code, no more than 50% in value of all classes of our outstanding shares of capital stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which we have made an election to be treated as a REIT). In addition, if we, or an owner of 10% or more of our capital stock, actually or constructively own 10% or more of one of our tenants (or a tenant of any partnership or limited liability company in which we are a partner or member), the rent received by us (either directly or through the partnership or limited liability company) from the tenant will not be qualifying income for purposes of the gross income tests for REITs contained in the Code. A REIT's stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a REIT has been made).

     Because our Board of Directors believes it is desirable for us to qualify as a REIT, our Charter, subject to certain exceptions as discussed below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (by value or number of shares, whichever is more restrictive) of either our issued and outstanding common stock or our issued and outstanding Series A Preferred Stock. We will also prohibit the ownership, actually or constructively, of any shares of our Series B Preferred Stock and any shares of our Series C Preferred Stock by any single person so that no such person, taking into account all of our stock so owned by such person, may own in excess of 9.8% of our issued and outstanding capital stock. The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock, Series A Preferred Stock or capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, common stock, Series A Preferred Stock or capital stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of our outstanding common stock, Series A Preferred Stock or capital stock, as the case may be, and thereby subject the common stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock to the applicable ownership limit. The Board of Directors may, but in no event will be required to, waive the applicable ownership limit with respect to a particular stockholder if it determines that such ownership will not jeopardize our status as a REIT and the Board of Directors otherwise decides such action would be in our best interest. As a condition of such waiver, the Board of Directors may require an opinion of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving our REIT status. The Board of Directors has waived the ownership limit applicable to our common stock with respect to Ameritech Pension Trust, allowing it to own up to 14.9% of our common stock and, under some circumstances, allowing it to own up to 19.6%. However, we conditioned this waiver upon the receipt of undertakings and representations from Ameritech Pension Trust which we believed were reasonably necessary in order for us to conclude that the waiver would not cause us to fail to qualify as a REIT.

     Our Charter also provides that:

     - no person may actually or constructively own common stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock that would result in us being "closely held" under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT;

     - no person may transfer common stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock if a transfer would result in shares of our capital stock being owned by fewer than 100 persons; and

     - any person who acquires or attempts or intends to acquire actual or constructive ownership of common stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to notify us immediately and provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our Board of Directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT. Except as otherwise described above, any change in the applicable ownership limit would require an amendment to our Charter, which requires the affirmative vote of holders owning at least two-thirds of the shares of our outstanding capital stock entitled to vote on the amendment.

     Under our Charter, if any attempted transfer of shares of stock or any other event would otherwise result in any person violating an ownership limit, any other limit imposed by our Board of Directors or the other restrictions in the Charter, then any such attempted transfer will be void and of no force or effect with respect to the purported transferee (the "Prohibited Transferee") as to that number of shares that exceeds the applicable ownership limit or such other limit (referred to as "Excess Shares"). Under those circumstances, the Prohibited Transferee will acquire no right or interest (or, in the case of any event other than an attempted transfer, the person or entity holding record title to any shares in excess of the applicable ownership limit (the "Prohibited Owner") will cease to own any right or interest) in the Excess Shares. Any Excess Shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by us (the "Beneficiary"). This automatic transfer will be considered to be effective as of the close of business on the business day prior to the date of the violating transfer or event. Within 20 days of receiving notice from us of the transfer of shares to the trust, the trustee of the trust will be required to sell the Excess Shares to a person or entity who could own the shares without violating the applicable ownership limit, or any other limit imposed by our Board of Directors, and distribute to the Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for the Excess Shares or the sales proceeds received by the trust for the Excess Shares. In the case of any Excess Shares resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell Excess Shares to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the applicable market price of the Excess Shares as of the date of the event or the sales proceeds received by the trust for the Excess Shares. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner will be distributed to the Beneficiary. Prior to a sale of any Excess Shares by the trust, the trustee will be entitled to receive, in trust for the Beneficiary, all dividends and other distributions paid by us with respect to the Excess Shares, and also will be entitled to exercise all voting rights with respect to the Excess Shares. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority (at the trustee's sole discretion) to rescind as void any vote cast by a Prohibited Transferee or Prohibited Owner prior to the time that we discover that the shares have been automatically transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the Beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. If we pay the Prohibited Transferee or Prohibited Owner any dividend or other distribution before we discover that the shares were transferred to the trust, the Purported Transferee or Prohibited Owner will be required to repay the trustee upon demand for distribution to the Beneficiary. If the transfer to the trust is not automatically effective (for any reason), to prevent violation of the applicable ownership limit or any other limit provided in our Charter or imposed by the Board of Directors, then our Charter provides that the transfer of the Excess Shares will be void ab initio.

     In addition, shares of stock held in the trust will be considered to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the applicable market price on the date that we, or our designee, accept the offer. We have the right to accept the offer until the trustee has sold the shares held in the trust. Upon that sale to us, the interest of the Beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the Prohibited Transferee or Prohibited Owner.

     If any attempted transfer of shares would cause us to be beneficially owned by fewer than 100 persons, our Charter provides that the transfer will be null and void in its entirety and the intended transferee will acquire no rights to the stock.

     All certificates representing shares will bear a legend referring to the restrictions described above. The ownership limitations described above could delay, defer or prevent a transaction or a change in control that might involve a premium price for the shares or otherwise be in the best interest of stockholders.

     Under our Charter, owners of outstanding shares must, upon our demand, provide us with a completed questionnaire containing information regarding ownership of the shares, as set forth in the treasury regulations. In addition, each stockholder must upon demand disclose to us in writing such information that we may request in order to determine the effect, if any, of the stockholder's actual and constructive ownership of shares of common stock, Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock on our status as a REIT and to ensure compliance with each ownership limit, or any other limit specified in the Charter or required by the Board of Directors.

TRANSFER AGENT, REGISTRAR, CONVERSION AGENT AND DIVIDEND DISBURSING AGENT

     The transfer agent, registrar and dividend disbursing agent for our common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock is BankBoston, N.A., an affiliate of First National Bank of Boston.

                    DESCRIPTION OF CERTAIN PROVISIONS OF THE
               PARTNERSHIP AGREEMENT OF THE OPERATING PARTNERSHIP

     Substantially all of our assets are held, and all of our operations are conducted, by or through the Operating Partnership. We are the sole general partner of the Operating Partnership and owned, as of March 31, 1999, an approximate 95.1% interest in the Operating Partnership. As the sole general partner, we have the exclusive right and power to manage the Operating Partnership. Our interest in the Operating Partnership is designated as a general partner interest. Except with respect to distributions of cash and allocations of income and loss, and except as otherwise noted in this prospectus, the description in this section of common limited partnership Units is also applicable to Performance Units, and holders of Performance Units will be treated as limited partners. We have summarized certain terms and provisions of the Partnership Agreement. This summary is not complete and is qualified by the provisions of the Partnership Agreement. For more detail, you should refer to the Partnership Agreement itself, which we have filed as an exhibit to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

GENERAL

     Holders of limited partnership Units hold limited partnership interests in the Operating Partnership, and all holders of partnership interests (including us in our capacity as general partner) are entitled to share in cash distributions from, and in the profits and losses of, the Operating Partnership. The number of general partnership Units (the "GP Units") held by us is approximately equal to the total number of outstanding shares of our common stock and preferred stock. Accordingly, the distributions that we pay per share of common stock are expected to be equal to the distributions per unit that the Operating Partnership pays on the common Units, and the distributions that we pay per share of Series A Preferred Stock, any Series B Preferred Stock and any Series C Preferred Stock are expected to be equal to the distributions per unit that the Operating Partnership pays on the Series A Preferred Units, the Series B Preferred Units and any Series C Preferred Units, respectively. The Units have not been registered pursuant to federal or state securities laws, and they will not be listed on the New York Stock Exchange or any other exchange or quoted on any national market system. However, the shares of common stock, Series B Preferred Stock and Series C Preferred Stock that we may issue upon exchange of the common Units, Series B Preferred Units and AMB Property II Series C Preferred Units may be sold in registered transactions or transactions exempt from registration under the Securities Act. The limited partners of the Operating Partnership have the rights to which limited partners are entitled under the Partnership Agreement and the Delaware Uniform Limited Partnership Act (the "Partnership Act"). The Partnership Agreement imposes certain restrictions on the transfer of Units, as described below.

PURPOSE, BUSINESS AND MANAGEMENT

     The Operating Partnership is organized as a Delaware limited partnership pursuant to the terms of the Partnership Agreement. We are the sole general partner of the Operating Partnership and conduct substantially all of our business through the Operating Partnership, except for investment advisory services (which we conduct through AMB Investment Management) and certain other activities that we conduct through Headlands Realty Corporation.

     The primary purpose of the Operating Partnership is, in general, to acquire, purchase, own, operate, manage, develop, redevelop, invest in, finance, refinance, sell, lease and otherwise deal with industrial and retail properties and assets related to those properties, and interests in those properties and assets. The Operating Partnership is authorized to conduct any business that a limited partnership formed under the Partnership Act may lawfully conduct, except that the Partnership Agreement requires of the Operating Partnership to conduct its business in such a manner that will permit the Company to be classified as a REIT under Section 856 of the Code, unless the Company ceases to qualify as a REIT for reasons other than the conduct of the business of the Operating Partnership. Subject to the foregoing limitation, the Operating

Partnership may enter into partnerships, joint ventures or similar arrangements and may own interests directly or indirectly in any other entity.

     As the general partner of the Operating Partnership we have the exclusive power and authority to conduct the business of the Operating Partnership, subject to the consent of the limited partners in certain limited circumstances (as discussed below) and except as expressly limited in the Partnership Agreement.

     We have the right to make all decisions and take all actions with respect to the Operating Partnership's acquisition and operation of our properties and all other assets and businesses of or related to the Operating Partnership. No limited partner may take part in the conduct or control of the business or affairs of the Operating Partnership by virtue of being a holder of Units. In particular, each limited partner expressly acknowledged in the Partnership Agreement that as general partner, we are acting on behalf of the Operating Partnership's limited partners and our stockholders, collectively, and are under no obligation to consider the tax consequences to limited partners when making decisions for the benefit of the Operating Partnership. We intend to make decisions in our capacity as general partner of the Operating Partnership so as to maximize our profitability and the profitability of the Operating Partnership as a whole, independent of the tax effects on the limited partners. The Company and the Operating Partnership have no liability to a limited partner as a result of any liabilities or damages incurred or suffered by, or benefits not derived by, a limited partner as a result of an action or inaction of the Company as general partner of the Operating Partnership as long as the Company acted in good faith. Limited partners have no right or authority to act for or to bind the Operating Partnership.

     Limited partners of the Operating Partnership have no authority to transact business for, or participate in the management activities or decisions of, the Operating Partnership, except as provided in the Partnership Agreement or as required by applicable law.

ENGAGING IN OTHER BUSINESSES; CONFLICTS OF INTEREST

     We may not conduct any business other than in connection with the ownership, acquisition and disposition of Operating Partnership interests as a general partner and the management of the business of the Operating Partnership, its operation as a public reporting company with a class (or classes) of securities registered under the Exchange Act its operation as a REIT and activities that are incidental to these activities (including ownership of any interest in AMB Property Holding Corporation, AMB Property Holding II Corporation, the Preferred Stock Subsidiaries or a title holding, management or finance subsidiary organized as a partnership, limited liability company or corporation) without the consent of the holders of a majority of the limited partnership interests. Unless they otherwise agree in writing, each limited partner, and its affiliates, is free to engage in any business or activity, even if the business or activity competes with or is enhanced by the business of the Operating Partnership. The Partnership Agreement does not prevent another person or entity that acquires control of the Company in the future from conducting other businesses or owning other assets, even if it would be in the best interests of the limited partners for the Operating Partnership to own those businesses or assets. In the exercise of our power and authority under the Partnership Agreement, we may contract and otherwise deal with or otherwise obligate the Operating Partnership to entities in which we or any one or more of our officers, directors or stockholders may have an ownership or other financial interest, whether direct or indirect.

OUR REIMBURSEMENT; TRANSACTIONS WITH US AND OUR AFFILIATES

     We do not receive any compensation for our services as general partner of the Operating Partnership. However, as a partner in the Operating Partnership, we have rights to allocations and distributions as a partner of the Operating Partnership. In addition, the Operating Partnership reimburses us for all expenses we incur relating to our activities as general partner, our continued existence and qualification as a REIT and all other liabilities that we incur in connection with the pursuit of our business and affairs. We may retain persons or entities that we select (including ourselves, any entity in which we have an interest, or any entity with which we are affiliated) to provide services to or on behalf of the Operating Partnership. The Operating Partnership will reimburse us for all expenses incurred relating to the ongoing operation of the Operating Partnership and any issuance of additional partnership interests in the Operating Partnership. These expenses include those incurred in connection with the administration and activities of the Operating Partnership, such as the maintenance of the Operating Partnership's books and records, management of the Operating Partnership's property and assets, and preparation of information regarding the Operating Partnership provided to the partners in the preparation of their individual tax returns. Except as expressly permitted by the Partnership Agreement, however, our affiliates will not engage in any transactions with the Operating Partnership except on terms that are fair and reasonable to the Operating Partnership and no less favorable to the Operating Partnership than it would obtain from an unaffiliated third party.

OUR EXCULPATION AND INDEMNIFICATION

     The Partnership Agreement generally provides that we, as general partner of the Operating Partnership, will incur no liability to the Operating Partnership or any limited partner for losses sustained, liabilities incurred, or benefits not derived as a result of errors in judgment or for any mistakes of fact or law or for anything that we may do or not do in connection with the business and affairs of the Operating Partnership if we carry out our duties in good faith. Our liability in any event is limited to our interest in the Operating Partnership. We have no liability for the loss of any limited partner's capital. In addition, we are not responsible for any misconduct, negligent act or omission of any of our consultants, contractors or agents, or any of the Operating Partnership's consultants, contractors or agents, and we have no obligation other than to use good faith in the selection of all contractors, consultants and agents. We may consult with counsel, accountants, appraisers, management consultants, investment bankers, and other consultants and advisors that we select. An opinion by a consultant on a matter that we believe is within the consultant's professional or expert competence is considered to be complete protection as to any action that we take or fail to take based on the opinion and in good faith.

     The Partnership Agreement also requires the Operating Partnership to indemnify us, our directors and officers, and other persons that we may from time to time designate against any loss or damage, including reasonable legal fees and court costs incurred by the person by reason of anything the person may do or not do for or on behalf of the Operating Partnership or in connection with its business or affairs unless it is established that:

     - the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either the indemnified person committed the act or omission in bad faith or as the result of active and deliberate dishonesty;

     - the indemnified person actually received an improper personal benefit in money, property or services; or

     - in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. Any indemnification claims must be satisfied solely out of the assets of the Operating Partnership.

SALES OF ASSETS; LIQUIDATION

     Under the Partnership Agreement, as general partner we generally have the exclusive authority to determine whether, when and on what terms, the Operating Partnership will sell its assets (including our properties, which we own through the Operating Partnership). However, we have agreed, in connection with the contribution of properties from taxable investors in our formation transactions and certain property acquisitions for Units, not to dispose of certain assets in a taxable sale or exchange for a mutually agreed upon period and, thereafter, to use commercially reasonable or best efforts to minimize the adverse tax consequences of any sale. We may enter into similar or other agreements in connection with other acquisitions of properties for Units.

     A merger of the Operating Partnership with another entity generally requires an affirmative vote of the partners (other than the preferred limited partners) holding a majority of the outstanding percentage interest (including the interest held directly or indirectly by us) of all partners other than preferred limited partners, subject to certain consent rights of holders of Units as described below under "Amendment of the Partnership Agreement." A dissolution or liquidation of the Operating Partnership, including a sale or disposition of all or substantially all of the Operating Partnership's assets and properties, generally requires an affirmative vote of the limited partners (other than the preferred limited partners) holding a majority of the outstanding percentage interest of all limited partners other than preferred limited partners.

CAPITAL CONTRIBUTION

     The Partnership Agreement provides that if the Operating Partnership requires additional funds at any time or from time to time in excess of funds available to the Operating Partnership from borrowings or capital contributions, we may borrow funds from a financial institution or other lender or through public or private debt offerings and lend the funds to the Operating Partnership on the same terms and conditions as are applicable to our borrowing of the funds. As an alternative to borrowing funds required by the Operating Partnership, we may contribute the amount of the required funds as an additional capital contribution to the Operating Partnership. If we contribute additional capital to the Operating Partnership, our partnership interest in the Operating Partnership will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis if we make additional capital contributions.

DISTRIBUTIONS; ALLOCATIONS OF INCOME AND LOSS

     The Partnership Agreement generally provides that the Operating Partnership will make quarterly distributions of Available Cash (as defined below), as determined in the manner provided in the Partnership Agreement, to the partners of the Operating Partnership in proportion to their percentage interests in the Operating Partnership (which for any partner is determined by the number of Units it owns relative to the total number of Units outstanding). If any preferred Units are outstanding, the Operating Partnership will pay distributions to holders of preferred Units in accordance with the rights of each class of preferred Units (and, within each such class, pro rata in proportion to the respective percentage interest of each holder), with any remaining Available Cash distributed in accordance with the previous sentence. "Available Cash" is generally defined as net cash flow from operations, plus any reduction in reserves, and minus interest and principal payments on debt, capital expenditures, any additions to reserves and other adjustments. Other than as described below, neither we nor the limited partners are currently entitled to any preferential or disproportionate distributions of Available Cash with respect to the Units.

SERIES A PREFERRED UNITS

     In connection with the sale of the Series A Preferred Shares, we received Series A Preferred Units in the Operating Partnership that mirror the rights, preferences and other terms of the Series A Preferred Stock. The Series A Preferred Units rank, with respect to distribution rights and rights upon liquidation, winding up or dissolution of the Operating Partnership:

     - senior to the common Units and to all Units that provide that they rank junior to the Series A Preferred Units;

     - junior to all Units which rank senior to the Series A Preferred Units;
       and

     - on a parity with the Series B Preferred Units, any Series C Preferred Units that the Operating Partnership may issue to us (see "-- Series C Preferred Units") and all other Units expressly designated by the Operating Partnership to rank on a parity with the Series A Preferred Units.

     We receive preferred distributions of cash and preferred allocations of income on the Series A Preferred Units in an amount equal to the dividends payable by us on the Series A Preferred Stock. If we acquire any Series B Preferred Units from the holders pursuant to the exercise of their exchange rights, or if the Operating Partnership issues any Series C Preferred Units to us, we will receive preferred distributions of cash and preferred allocations of income on the Series B Preferred Units or Series C Preferred Units in an amount equal to the dividends payable by us on the Series B Preferred Stock or Series C Preferred Stock. See "-- Series C Preferred Units."

     As a consequence, we will receive distributions from the Operating Partnership sufficient to pay dividends on the Series A Preferred Stock and any Series B Preferred Stock and Series C Preferred Stock before any other partner in the Operating Partnership (other than holders of parity preferred units, including the Series B Preferred Units) receives a distribution. In addition, if necessary, income will be specially allocated to us and losses will be allocated to the other partners of the Operating Partnership in amounts necessary to ensure that, to the extent possible, the balance in our capital account will at all times be equal to or in excess of the amount payable by us on the Series A Preferred Stock and any Series B Preferred Stock and Series C Preferred Stock upon liquidation or redemption. See "Certain Federal Income Tax
Considerations -- Tax Aspects of the Operating Partnership and the Joint Ventures -- Allocations of Operating Partnership Income, Gain, Loss and Deduction."

SERIES B PREFERRED UNITS

     General. The Series B Preferred Units rank, with respect to distribution rights and rights upon liquidation, winding up or dissolution of the Operating
Partnership:

     - senior to the common Units and to all Units that provide that they rank junior to the Series B Preferred Units;

     - junior to all Units which rank senior to the Series B Preferred Units;
       and

     - on a parity with the Series A Preferred Units, any Series C Preferred Units and all other Units expressly designated by the Operating Partnership to rank on a parity with the Series B Preferred Units.

     Subject to the rights of holders of parity preferred Units (including the Series A Preferred Units and any Series C Preferred Units), holders of the Series B Preferred Units are entitled to receive, when, as and if declared by the Operating Partnership, acting through us as general partner, cumulative preferential cash distributions in an amount equal to 8 5/8% per annum on an amount equal to $50.00 per Series B Preferred Unit then outstanding (equivalent to $4.3125 per annum). These distributions are payable on the 15th day of January, April, July and October of each year.

     Exchange Rights. The Series B Preferred Units are exchangeable in whole at any time on or after November 12, 2008, at the option of 51% of the holders of all outstanding Series B Preferred Units, on a one for one basis, subject to adjustment, for shares of our Series B Preferred Stock. In addition, the Series B Preferred Units are exchangeable in whole at any time at the option of 51% of the holders of all outstanding Series B Preferred Units if:

     - any Series B Preferred Unit shall not have received full distributions with respect to six prior quarterly distribution periods (whether or not consecutive); or

     - we or one of our subsidiaries take the position, and a holder or holders of Series B Preferred Units receive an opinion of independent counsel that the Operating Partnership is, or upon the happening of a certain event likely will be, a "publicly traded partnership" within the meaning of the Code.

     The Series B Preferred Units are exchangeable in whole for shares of Series B Preferred Stock at any time after November 12, 2001 and prior to November 12, 2008 at the option of 51% of the holders of all outstanding Series B Preferred Units if those holders deliver to us as general partner a private letter ruling or an opinion of independent counsel to the effect that an exchange of the Series B Preferred Units at that time would not cause the Series B Preferred Units to be considered "stock and securities" within the meaning of the Code for purposes of determining whether the holder of Series B Preferred Units is an "investment company" under the Code.

     With certain limitations, the Series B Preferred Units are also exchangeable in whole at any time for shares of Series B Preferred Stock (regardless of whether held by the initial purchaser) if:

     - the initial purchaser of the Series B Preferred Units reasonably concludes that there exists an imminent and substantial risk that the initial purchaser's interest in the Operating Partnership represents or will represent more than 19.5% of the total profits or capital interests in the Operating Partnership for a taxable year;

     - the initial purchaser of the Series B Preferred Units delivers to us an opinion to the effect that there is a substantial risk that the initial purchaser's interest in the Operating Partnership represents or will represent more than 19.5% of the total profits or capital interests in the Operating Partnership for a taxable year; and

     - we, as the general partner, agree with the conclusions in the bullet points above; provided, that we may not unreasonably withhold our agreement.

     In lieu of an exchange for Series B Preferred Stock, we may elect to cause the Operating Partnership to redeem Series B Preferred Units for cash in an amount equal to the original capital account balance of the Series B Preferred Units plus all accrued and unpaid distributions to the date of redemption. A holder of Series B Preferred Units will not be entitled to exchange the Units for Series B Preferred Stock if the exchange would result in a violation of the ownership limit. See "Description of Capital Stock -- Restrictions on Ownership and Transfer of Capital Stock."

     Redemption. On or after November 12, 2003, the Operating Partnership has the right to redeem the Series B Preferred Units, in whole or in part from time to time, at a redemption price payable in cash equal to the capital account balance of the holder, provided that the amount shall not be less than $50.00 per Series B Preferred Unit. The Operating Partnership must pay the redemption price solely out of the sale proceeds of our capital stock or interests in the Operating Partnership and from no other source. The Operating Partnership may not redeem fewer than all of the Series B Preferred Units unless the Operating Partnership has paid all accumulated and unpaid distributions on all Series B Preferred Units for all quarterly distribution periods terminating on or prior to the date of redemption.

     Limited Approval Rights. For so long as any Series B Preferred Units are outstanding, without the affirmative vote of the holders of at least two-thirds of the Series B Preferred Units outstanding at the time, the Operating Partnership may not:

     - authorize, create or increase the authorized or issued amount of, or reclassify, any class or series of partnership interests, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any partnership interests, ranking prior to the Series B Preferred Units;

     - authorize, create or increase the authorized or issued amount of, or reclassify, any class or series of partnership interests, or create, authorize or issue any obligations or security convertible into or evidencing a right to purchase any partnership interests, ranking equal to the Series B Preferred Units, but only to the extent that such securities are issued to an affiliate of the Operating Partnership, other than us to the extent that the issuance is to allow us to issue corresponding shares of Series B Preferred Stock to persons who are not affiliates of the Operating Partnership; or

     - either consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety to, any corporation or other entity or amend, alter or repeal the provisions of the Partnership Agreement, in a manner that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series B Preferred Units. So long as the Operating Partnership is the surviving entity and the Series B Preferred Units remain outstanding on the same terms, or the resulting, surviving or transferee entity is a partnership, limited liability company or other pass-through entity and substitutes the Series B Preferred Units for other interests in such entity, with substantially the same terms and rights, then the occurrence of any of the events listed above in this bullet point will not be considered to materially and adversely affect such rights, privileges or voting powers.

     Other than as discussed above or elsewhere in this prospectus, the holders of Series B Preferred Units have no voting rights other than with respect to certain matters that would adversely affect them or as otherwise provided by applicable law.

     Liquidation Preference. The distribution and income allocation provisions of the Partnership Agreement have the effect of providing each Series B Preferred Unit with a liquidation preference to each holder of such Units equal to the holder's capital contributions, plus any accrued but unpaid distributions, in preference to any other class or series of partnership interest of the Operating Partnership, other than any Series A Preferred Units and any Series C Preferred Units.

     Registration Rights. We have agreed to file a registration statement registering the resale of the shares of Series B Preferred Stock issuable to the holders of Series B Preferred Units as soon as practicable but not later than 60 days after the date the Series B Preferred Units are exchanged for shares of Series B Preferred Stock. We have also agreed to use our best efforts to cause the registration statement to be declared effective within 120 days after the date of the exchange.

SERIES C PREFERRED UNITS

     As described under "Description of Capital Stock -- Preferred
Stock -- Series C Preferred Stock," holders of AMB Property II Series C Preferred Units may exchange their units for shares of our Series C Preferred Stock. If we issue Series C Preferred Stock, we will:

     - contribute 99% of the AMB Property II Series C Preferred Units to the Operating Partnership in exchange for Series C Preferred Units in the Operating Partnership that mirror the rights, preferences and other terms of the Series C Preferred Stock; and

     - contribute 1% of the AMB Property II Series C Preferred Units to AMB Property Holding Corporation.

     Any Series C Preferred Units will rank on a parity with the Series A Preferred Units and Series B Preferred Units. As a consequence, we would receive distributions from the Operating Partnership that we would use to pay dividends on any Series C Preferred Stock and the Series A Preferred Stock before any other partner in the Operating Partnership (other than holders of parity preferred units, including the Series B Preferred Units).

COMMON LIMITED PARTNERSHIP UNITS

  Redemption/Exchange Rights

     Holders of common Units have the right, commencing generally on or before the first anniversary of the holder becoming a limited partner of the Operating Partnership (or such other date agreed to by the Operating Partnership and the applicable Unit holders), to require the Operating Partnership to redeem part or all of their common Units for cash (based upon the fair market value of an equivalent number of shares of common stock at the time of redemption) or we may, in our sole and absolute discretion (subject to the limits on ownership and transfer of common stock set forth in our Charter) elect to exchange those common Units for shares of common stock (on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of certain rights, certain extraordinary distributions and similar events). We presently anticipate that we will elect to issue shares of common stock in exchange for common Units in connection with each redemption request, rather than having the Operating Partnership pay cash. With each redemption or exchange, our percentage ownership interest in the Operating Partnership will increase. Common limited partners may exercise this redemption/exchange right from time to time, in whole or in part, subject to the limitations that limited partners may not exercise the right if exercise would result in any person actually or constructively owning shares of common stock in excess of the ownership limit or any other amount specified by the Board of Directors, assuming common stock was issued in the exchange. Holders of Performance Units also have limited redemption/exchange rights, as discussed under the caption "-- Performance Units" below.

  Registration Rights

     We have granted to common limited partners certain registration rights with respect to the shares of stock issuable upon exchange of common Units or otherwise. We have agreed to file and generally keep continuously effective generally beginning on or as soon as practicable after one year after issuance of common Units a registration statement covering the issuance of shares of common stock upon exchange of the Units and the resale of the shares. See "Risk Factors -- Ownership of Common Stock -- The Large Number of Shares Available for Future Sale Could Adversely Affect the Market Price of Our Common Stock." We will bear expenses incident to our registration obligations upon exercise of registration rights, including the payment of federal securities law and state Blue Sky registration fees, except that we will not bear any underwriting discounts or commissions or transfer taxes relating to registration of the shares.

PERFORMANCE UNITS

     Notwithstanding the foregoing discussion of distributions and allocations of income or loss of the Operating Partnership, depending on the trading price of our common stock after November 26, 1998 (the first anniversary of our initial public offering), certain of our officers, in their capacity as limited partners of the Operating Partnership, may receive performance units ("Performance Units") as of each of February 26, May 26, August 26 and November 26, 1999. The Performance Units are similar to common Units in many respects, including the right to share in operating distributions, and allocations of operating income and loss, of the Operating Partnership on a pro rata basis with common Units, and certain redemption and exchange rights, including limited rights to cause the Operating Partnership to redeem the Performance Units for cash or, at the Company's option, to exchange the Performance Units for shares of common stock. Any redemption rights with respect to Performance Units, however, will be dependent upon an increase in the value of the assets of the Operating Partnership (in some cases measured by reference to the trading price of the shares of common stock) after the issuance of the Performance Units. If there is no increase, the holders of Performance Units will not be entitled to receive any proceeds upon the liquidation of the Operating Partnership or the redemption of their Performance Units.

     Immediately prior to our initial public offering, certain investors owned assets that were subject to advisory agreements with AMB Institutional Realty Advisors, Inc. containing an incentive fee provision or a "catch up adjustment." We refer to these investors as "Performance Investors." If officers receive Performance Units, an equal number of GP Units allocable to the Company and Units allocable to Performance Investors who are limited partners in the Operating Partnership will be transferred to the Operating Partnership. If any of our GP Units are transferred to the Operating Partnership as a result of the issuance of Performance Units, an equal number of shares of common stock (the "Performance Shares") will be transferred to us by the applicable Performance Investors. Accordingly, no Company stockholder or limited partner in the Operating Partnership (other than Performance Investors, to the extent of their obligations to transfer Performance Shares to the Company or the Operating Partnership, as applicable) will be diluted as a result of the issuance of Performance Units.

REMOVAL OF THE GENERAL PARTNER; TRANSFERABILITY OF OUR INTERESTS; TREATMENT OF LIMITED PARTNERSHIP UNITS IN SIGNIFICANT TRANSACTIONS

     The limited partners may not remove us as general partner, with or without cause, other than with our consent. The Partnership Agreement provides that we may not withdraw from the Operating Partnership (whether by sale, statutory merger, consolidation, liquidation or otherwise) without the consent of a majority in interest of the limited partners other than the preferred limited partners. However, except as set forth below, we may transfer or assign our general partner interest in connection with a merger, consolidation or sale of substantially all of our assets without limited partner consent.

     Neither the Company nor the Operating Partnership may engage in any merger, consolidation or other combination with or into another person, or effect any reclassification, recapitalization or change of its outstanding equity interests, and the Company may not sell all or substantially all of its assets (each a "Termination Transaction") unless in connection with the Termination Transaction all holders of limited partnership Units other than preferred Units either will receive, or will have the right to elect to receive, for each Unit an amount of cash, securities or other property equal to the product of the number of shares of common stock into which each Unit is then exchangeable and the greatest amount of cash, securities or other property paid to the holder of one share in consideration of one share pursuant to the Termination Transaction. If, in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the outstanding shares of common stock, each holder of limited partnership Units other than preferred Units will receive, or will have the right to elect to receive, the greatest amount of cash, securities or other property that the holder would have received had it exercised its right to redemption and received shares of common stock in exchange for its Units immediately prior to the expiration of the purchase, tender or exchange offer and had accepted the purchase, tender or exchange offer. Any Performance Units issued will also have the benefit of these provisions, irrespective of the capital account then applicable to the Performance Units.

     A Termination Transaction may also occur if the following conditions are met:

     - substantially all of the assets directly or indirectly owned by the surviving entity are held directly or indirectly by the Operating Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Operating Partnership;

     - the holders of common Units, including the holders of any Performance Units issued, own a percentage interest of the surviving partnership based on the relative fair market value of the net assets of the Operating Partnership and the other net assets of the surviving partnership immediately prior to the consummation of the transaction;

     - the rights, preferences and privileges of the holders in the surviving partnership, including the holders of Performance Units issued or to be issued, are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the surviving partnership (except, as to Performance Units, for such differences with Units regarding liquidation, redemption or exchange as are described in this prospectus); and

     - such rights of the common limited partners, including the holders of Performance Units issued or to be issued, include at least one of the following:

        - the right to redeem their interests in the surviving partnership for the consideration available to them pursuant to the preceding paragraph; or

        - the right to redeem their Units for cash on terms equivalent to those in effect immediately prior to the consummation of the transaction, or, if the ultimate controlling person of the surviving partnership has publicly traded common equity securities, the common equity securities, with an exchange ratio based on the relative fair market value of the securities and the common stock.

     Our Board of Directors will reasonably determine fair market values and rights, preferences and privileges of the common limited partners as of the time of the Termination Transaction and, to the extent applicable, the values will be no less favorable to the holders of common Units than the relative values reflected in the terms of the Termination Transaction.

     In addition, in the event of a Termination Transaction, the arrangements with respect to Performance Units and Performance Shares (as defined under "-- Performance Units") will be equitably adjusted to reflect the terms of the transaction, including, to the extent that the shares are exchanged for consideration other than publicly traded common equity, the transfer or release of remaining Performance Shares, and resulting issuance of any Performance Units, as of the consummation of the Termination Transaction.

DUTIES AND CONFLICTS

     Except as otherwise provided by our conflicts of interest policies with respect to directors and officers and as provided in the non-competition agreements described under "Risk Factors -- Conflicts of Interest -- Some of Our Executive Officers are Involved in Other Real Estate Activities and Investments," any limited partner of the Operating Partnership may engage in other business activities outside the Operating Partnership, including business activities that directly compete with the Operating Partnership.

MEETINGS; VOTING

     As general partner, we may call meetings of the limited partners of the Operating Partnership, on our own motion, or upon written request of limited partners owning at least 25% of the then outstanding Units. Limited partners may vote either in person or by proxy at meetings. Limited partners may take any action that they are required or permitted to take either at a meeting of the limited partners or without a meeting if consents in writing setting forth the action taken are signed by limited partners owning not less than the minimum number of Units that would be necessary to authorize or take the action at a meeting of the limited partners at which all limited partners entitled to vote on the action were present. On matters for which limited partners are entitled to vote, each limited partner has a vote equal to the number of Units the limited partner holds. A transferee of Units who has not been admitted as a substituted limited partner with respect to the Units will have no voting rights with respect to the Units, even if the transferee holds other Units as to which it has been admitted as a limited partner. The Partnership Agreement does not provide for, and we do not anticipate calling, annual meetings of the limited partners.

AMENDMENT OF THE PARTNERSHIP AGREEMENT

     Amendments to the Partnership Agreement may be proposed by the Company or by limited partners owning at least 25% of the then outstanding Units entitled to vote. Generally, the Partnership Agreement may be amended with our approval, as general partner, and partners (including us but not including the preferred limited partners) holding a majority of the percentage interest of all partners other than preferred limited partners. Certain provisions regarding, among other things, our rights and duties as general partner (e.g., restrictions on our power to conduct businesses other than as denoted herein) or the dissolution of the Operating Partnership, may not be amended without the approval of limited partners (other than preferred limited partners) holding a majority of the percentage interests of the limited partners other than preferred limited partners. As general partner, we have the power, without the consent of the limited partners, to amend the Partnership Agreement as may be required to, among other things:

     - add to our obligations as general partner or surrender any right or power granted to us as general partner;

     - reflect the admission, substitution, termination or withdrawal of partners in accordance with the terms of the Partnership Agreement;

     - establish the rights, powers, duties and preferences of any additional partnership interests issued in accordance with the terms of the Partnership Agreement;

     - reflect a change of an inconsequential nature that does not materially adversely affect any limited partner, or cure any ambiguity, correct or supplement any provisions of the Partnership Agreement not inconsistent with law or with other provisions of the Partnership Agreement, or make other changes concerning matters under the Partnership Agreement that are not otherwise inconsistent with the Partnership Agreement or applicable law; or

     - satisfy any requirements of federal, state or local law.

     We must approve, and each limited partner that would be adversely affected must approve, certain amendments to the Partnership Agreement, including amendments effected directly or indirectly through a merger or sale of assets of the Operating Partnership or otherwise, that would, among other things,

     - convert a limited partner's interest into a general partner's interest;

     - modify the limited liability of a limited partner;

     - alter the interest of a partner in profits or losses, or the rights to receive any distributions (except as permitted under the Partnership Agreement with respect to the admission of new partners or the issuance of additional Units, either of which actions will have the effect of changing the percentage interests of the partners and thereby altering their interests in profits, losses and distributions); or

     - alter the limited partner's redemption right.

     These protections apply to both holders of common Units and holders of Performance Units. In addition, no amendment may be effected, directly or indirectly, through a merger or sale of assets of the Operating Partnership or otherwise, which would adversely affect the rights of former stockholders of AMB Institutional Realty Advisors to receive Performance Units.

BOOKS AND REPORTS

     The Operating Partnership's books and records are maintained at the principal office of the Operating Partnership, which is located at 505 Montgomery Street, San Francisco, California 94111. All elections and options available to the Operating Partnership for federal or state income tax purposes may be taken or rejected by the Operating Partnership in our sole discretion as general partner. The limited partners have the right, subject to certain limitations, to receive copies of the most recent SEC filings by us and the Operating Partnership, the Operating Partnership's federal, state and local income tax returns, a list of limited partners, the Partnership Agreement, the partnership certificate and all amendments and certain information about the capital contributions of the partners. We may keep confidential from the limited partners any information that we believe to be in the nature of trade secrets or other information the disclosure of which the we in good faith believe is not in the best interests of the Operating Partnership or which the Operating Partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

     We will use reasonable efforts to furnish to each limited partner, within 90 days after the close of each taxable year, the tax information reasonably required by the limited partners for federal and state income tax reporting purposes.

TERM

     The Operating Partnership will continue in full force and effect for approximately 99 years or until sooner dissolved pursuant to the terms of the Partnership Agreement.

                   CERTAIN PROVISIONS OF MARYLAND LAW AND OF
                             OUR CHARTER AND BYLAWS

     We have summarized certain terms and provisions of the MGCL and our Charter and Bylaws. This summary is not complete and is qualified by the provisions of our Charter and Bylaws, and the MGCL. For more detail, you should refer to our Charter and Bylaws, which we have filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

BOARD OF DIRECTORS

     The Charter provides that the number of our directors shall be established by the Bylaws, but cannot be less than the minimum number required by the MGCL, which in the case of the Company is three. Our Bylaws currently provide that the Board of Directors consists of not fewer than five nor more than 13 members who are elected to a one-year term at each annual meeting of our stockholders. A majority of the entire Board of Directors may fill any vacancy (except for a vacancy caused by removal). Our Bylaws provide that a majority of the Board of Directors must be "Independent Directors." An "Independent Director" is a director who is not:

     - an employee, officer or affiliate of us or one of our subsidiaries or divisions;

     - a relative of a principal executive officer; or

     - an individual member of an organization acting as advisor, consultant or legal counsel, receiving compensation on a continuing basis from us in addition to director's fees.

REMOVAL OF DIRECTORS

     While our Charter and the MGCL empower our stockholders to fill vacancies in the Board of Directors that are caused by the removal of a director, our Charter precludes stockholders from removing incumbent directors except upon a substantial affirmative vote. Specifically, our Charter provides that stockholders may remove a director only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors, subject to the rights of the holders of shares of our preferred stock to elect and remove directors elected by such holders under certain circumstances. The MGCL does not define the term "cause." As a result, removal for "cause" is subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular situation. This provision, when coupled with the provision in our Bylaws authorizing the Board of Directors to fill vacant directorships, precludes stockholders from removing incumbent directors except upon a substantial affirmative vote and filling the vacancies created by removal with their own nominees.

OPT OUT OF BUSINESS COMBINATIONS AND CONTROL SHARE ACQUISITION STATUTES

     We have elected in our Bylaws not to be governed by the "control share acquisition" provisions of the MGCL (Sections 3-701 through 3-709), and the Board of Directors has determined, by irrevocable resolution, that we will not be governed by the "business combination" provision of the MGCL (Section 3-602), each of which could have the effect of delaying or preventing a change of control. Our Bylaws provide that we cannot at a future date determine to be governed by either provision without the approval of a majority of the outstanding shares entitled to vote. In addition, the irrevocable resolution adopted by the Board of Directors may only be changed by the approval of a majority of the outstanding shares entitled to vote.

AMENDMENT TO OUR CHARTER AND BYLAWS

     Our Charter may not be amended without the amendment being declared advisable by the Board of Directors and approved by the stockholders by the affirmative vote of at least two-thirds of all votes entitled to be cast on the matter. Our Bylaws may be amended by the vote of a majority of the Board of Directors or by the affirmative vote of a majority of the shares of our capital stock entitled to vote on the amendment, except with respect to the following Bylaw provisions (each of which may not be amended without the approval of a majority of the shares of capital stock entitled to vote on the amendment):

     - provisions opting out of the control share acquisition statute and the business combination statute;

     - the requirement in our Bylaws that our independent directors approve certain transactions involving our executive officers or directors or any limited partners of the Operating Partnership and their affiliates;

     - provisions governing amendment of our Bylaws.

MEETINGS OF STOCKHOLDERS

     Our Bylaws provide for annual meetings of stockholders to elect the Board of Directors and transact other business as may properly be brought before the meeting. The President, the Board of Directors and the Chairman of the Board may call a special meeting of stockholders. The holders of 50% or more of our outstanding stock entitled to vote may also make a written request to call a special meeting of stockholders.

     The MGCL provides that stockholders may act by unanimous written consent without a meeting with respect to any action that they are required or permitted to take at a meeting, if each stockholder entitled to vote on the matter signs the consent setting forth the action and each stockholder entitled to notice of the meeting but not entitled to vote at the meeting signs a written waiver of any right to dissent.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

     Our Bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only:

     - pursuant to the notice of the meeting;

     - by or at the direction of the Board of Directors; or

     - by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our Bylaws.

     Our Bylaws also provide that with respect to special meetings of stockholders, only the business specified in the notice of meeting may be brought before the meeting.

     The provisions in our Charter regarding amendments to the Charter and the advance notice provisions of our Bylaws could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

DISSOLUTION OF THE COMPANY

     Under the MGCL, dissolution of the Company must be advised by a majority of the entire Board of Directors and approved by the stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter.

LIMITATION OF DIRECTORS' AND OFFICERS' LIABILITY

     Our officers and directors are indemnified under the MGCL, our Charter and the Partnership Agreement against certain liabilities. Our Charter and Bylaws require us to indemnify our directors and officers to the fullest extent permitted from time to time by the MGCL.

     The MGCL permits a corporation to indemnify its directors and officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless:

     - the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

     - the director or officer actually received an improper personal benefit in money, property or services; or

     - in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

     A corporation may indemnify a director or officer against judgments, penalties, fines, settlements and reasonable expenses that the director or officer actually incurs in connection with the proceeding unless the proceeding is one by or in the right of the corporation and the director or officer has been adjudged to be liable to the corporation. In addition, a corporation may not indemnify a director or officer with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

     The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, subject to specified restrictions. Our Charter contains this provision. The MGCL does not, however, permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that:

     - it is proved that the person actually received an improper personal benefit in money, property or services;

     - a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was committed in bad faith or was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or

     - in the case of any criminal proceeding, the director had reasonable cause to believe that the act or failure to act was unlawful.

     This provision does not limit our ability or our stockholders to obtain other relief, such as an injunction or rescission. The Partnership Agreement also provides for our indemnification, as general partner, and our officers and directors to the same extent indemnification is provided to our officers and directors in our Charter, and limits our liability and the liability of our officers and directors to the Operating Partnership and the partners of the Operating Partnership to the same extent liability of our officers and directors to us and our stockholders is limited under our Charter. See "Description of Certain Provisions of the Partnership Agreement of the Operating
Partnership -- Our Exculpation and Indemnification."

     Insofar as the foregoing provisions permit indemnification for liability arising under the Securities Act of directors, officers or persons controlling us, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following summary of certain federal income tax considerations regarding the Company and the common stock we are registering is based on current law, is for general information only and is not tax advice. The information set forth below, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, is the opinion of Latham & Watkins. The tax treatment to holders of common stock will vary depending on a holder's particular situation and this discussion does not purport to deal with all aspects of taxation that may be relevant to a holder of common stock in light of his or her personal investments or tax circumstances, or to certain types of stockholders, subject to special treatment under the federal income tax laws except to the extent discussed under the headings "-- Taxation of Tax-Exempt Stockholders" and "-- Taxation of Non-U.S. Stockholders." Stockholders subject to special treatment include, without limitation, insurance companies, financial institutions or broker-dealers, tax-exempt organizations, stockholders holding securities as part of a conversion transaction, or a hedge or hedging transaction or as a position in a straddle for tax purposes, foreign corporations or partnerships and persons who are not citizens or residents of the United States. In addition, the summary below does not consider the effect of any foreign, state, local or other tax laws that may be applicable to holders of our common stock.

     The information in this section is based on the Code, current, temporary and proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the "IRS") (including its practices and policies as expressed in certain private letter rulings which are not binding on the IRS except with respect to the particular taxpayers who requested and received such rulings), and court decisions, all as of the date of this prospectus. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect, perhaps retroactively, the tax considerations described herein. We have not requested, and do not plan to request, any rulings from the IRS concerning our tax treatment and the statements in this prospectus are not binding on the IRS or a court. Thus, we can provide no assurance that these statements will not be challenged by the IRS or sustained by a court if challenged by the IRS.

     YOU ARE ADVISED TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE ACQUISITION, OWNERSHIP AND SALE OF OUR COMMON STOCK, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH DISPOSITION, ACQUISITION, OWNERSHIP AND SALE AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

     General. We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1997. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 1997. We intend to continue to operate in this manner. However, our qualification and taxation as a REIT depends upon our ability to meet (through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code. Accordingly, there is no assurance that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT. See
"-- Failure to Qualify."

     The sections of the Code that relate to the qualification and operation as a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Code that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations promulgated under the Code, and administrative and judicial interpretations of the Code.

     If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" (once at the corporate level when earned and once again at the stockholder level when distributed) that generally results from investment in a corporation. However, the Company will be subject to federal income tax as follows:

     First, we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

     Second, we may be subject to the "alternative minimum tax" on our items of tax preference under certain circumstances.

     Third, if we have (a) net income from the sale or other disposition of "foreclosure property" (defined generally as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property) which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income.

     Fourth, we will be subject to a 100% tax on any net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property).

     Fifth, we will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which we fail the 75% or 95% gross income test multiplied by (b) a fraction intended to reflect our profitability, if we fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but have maintained our qualification as a REIT because we satisfied certain other requirements.

     Sixth, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year, and (iii) any undistributed taxable income from prior periods.

     Seventh, if we acquire any asset (a "Built-In Gain Asset") from a corporation which is or has been a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the Built-In Gain Asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period (the "Recognition Period") beginning on the date on which we acquired the asset, then we will be subject to tax at the highest regular corporate tax rate on this gain to the extent of the Built-In Gain (i.e., the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the beginning of the Recognition Period). The results described in this paragraph with respect to the recognition of Built-In Gain assume that we will make an election pursuant to IRS Notice 88-19 and the availability or nature of such election is not modified as proposed in President Clinton's Year 2000 Federal Budget Proposal.

     Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

          (1) that is managed by one or more trustees or directors;

          (2) that issues transferable shares or transferable certificates to evidence its beneficial ownership;

          (3) that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

          (4) that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

          (5) that is beneficially owned by 100 or more persons;

          (6) not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year; and

          (7) that meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

     The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), pension funds and certain other tax-exempt entities are treated as individuals, subject to a "look-through" exception with respect to pension funds.

     We believe that we have satisfied each of the above conditions. In addition, our charter provides for restrictions regarding ownership and transfer of shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These ownership and transfer restrictions are described in "Description of Capital
Stock -- Restrictions on Ownership and Transfer of Capital Stock." These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If we fail to satisfy these share ownership requirements, our status as a REIT will terminate. However, if we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See "-- Failure to Qualify."

     In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. We have and will continue to have a calendar taxable year.

     Termination of S Status. Prior to its merger into the Company in connection with our formation transactions, AMB Institutional Realty Advisors, Inc. believed that it validly elected to be taxed as an S corporation and that such election had not been revoked or otherwise terminated (except as provided below). In order to allow us to become a REIT, AMB Institutional Realty Advisors, Inc. revoked its S election shortly before its merger into the Company. If AMB Institutional Realty Advisors, Inc. was not an S corporation in 1997 (the calendar year in which our formation transactions occurred), we likely would not qualify as a REIT for our taxable year ended December 31, 1997 and perhaps subsequent years. See "-- Failure to Qualify." In connection with our initial public offering, Latham & Watkins rendered an opinion regarding AMB Institutional Realty Advisors, Inc.'s federal income tax status as an S corporation, which opinion was based upon certain representations made by AMB Institutional Realty Advisors, Inc. as to factual matters and upon the opinion of counsel for certain shareholders of AMB Institutional Realty Advisors, Inc., with respect to matters relating to the tax status of such shareholders.

     Ownership of Interests in Partnerships and Qualified REIT Subsidiaries. In the case of a REIT which is a partner in a partnership, IRS regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership. Also, the REIT will be deemed to be entitled to the income of the partnership attributable to its proportionate share. The character of the assets and gross income of the partnership retains the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our proportionate share of the assets and items of income of the Operating Partnership (including the Operating Partnership's share of these items for any partnership in which it owns an interest) are treated as our assets and items of income for purposes of applying the requirements described in this prospectus (including the income and asset tests described below). We have included a brief summary of the rules governing the federal income taxation of partnerships and their partners below in "-- Tax Aspects of the Operating Partnerships and the Joint Ventures." We have direct control of the Operating Partnership and will continue to operate it consistent with the requirements for qualification as a REIT. However, we are a limited partner or non-managing member in certain of our joint ventures. If a joint venture takes or expects to take actions which could jeopardize our status as a REIT or subject us to tax, we may be forced to dispose of our interest in such joint venture. In addition, it is possible that a joint venture could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in a time frame which would allow us to dispose of our interest in the joint venture or take other corrective action on a timely basis. In such a case, we could fail to qualify as a REIT. The Company owns 100% of the stock of two subsidiaries that are qualified REIT subsidiaries (each, a "QRS") and may acquire stock of one or more new subsidiaries. A corporation will qualify as a QRS if 100% of its stock is held by the Company. A QRS will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a QRS will be treated as assets, liabilities and such items (as the case may be) of the Company for all purposes of the Code, including the REIT qualification tests. For this reason, references under "Certain Federal Income Tax Considerations" to our income and assets shall include the income and assets of any QRS. A QRS will not be subject to federal income tax, and our ownership of the voting stock of a QRS will not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of such issuer's voting securities or more than 5% of the value of our total assets, as described below under "-- Asset Tests."

     Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions) from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions) from these real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing). The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of the amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

     Rents we receive will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

     - the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales;

     - the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the interests in such tenant (a "Related Party Tenant");

     - if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to personal property will not qualify as "rents from real property"; and

     - for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of the property (subject to a 1% de minimis exception), other than through an independent contractor from whom the REIT derives no revenue. The REIT may, however, directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property.

     We do not and will not, and as general partner of the Operating Partnership, will not permit the Operating Partnership to:

     - charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above);

     - rent any property to a Related Party Tenant;

     - derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease); or

     - perform services considered to be rendered to the occupant of the property, other than through an independent contractor from whom we derive no revenue.

     Notwithstanding the foregoing, we may have taken and may continue to take certain of the actions set forth above to the extent these actions will not, based on the advice of our tax counsel, jeopardize our status as a REIT.

     AMB Investment Management is the sole general partner of, and conducts its operations through, AMB Investment Management Limited Partnership (the "Investment Management Partnership.") The Investment Management Partnership conducts the asset management business and receives fees (including incentive fees) in exchange for the provision of certain services to asset management clients. In addition, Headlands Realty Corporation may provide certain services in exchange for a fee or derive other income which would not qualify under the REIT gross income tests. Such fees and other income do not accrue to us, but we derive our allocable share of dividend income from the Preferred Stock Subsidiaries through our interest in the Operating Partnership. Such dividend income qualifies under the 95%, but not the 75%, REIT gross income test. The Operating Partnership may provide certain management or administrative services to the Investment Management Partnership and Headlands Realty Corporation. The fees derived by the Operating Partnership as a result of the provision of such services will be nonqualifying income to us under both the 95% and 75% REIT income tests. The amount of such dividend and fee income will depend on a number of factors which cannot be determined with certainty, including the level of services provided by the Investment Management Partnership, Headlands Realty Corporation and the Operating Partnership. We will monitor the amount of the dividend income from the Preferred Stock Subsidiaries and the fee income described above, and will take actions intended to keep this income (and any other nonqualifying income) within the limitations of the REIT income tests. However, there can be no assurance that such actions will in all cases prevent us from violating a REIT income test.

     If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. Generally, we may avail ourselves of the relief provisions if:

     - our failure to meet these tests was due to reasonable cause and not due to willful neglect;

     - we attach a schedule of the sources of our income to our federal income tax return; and

     - any incorrect information on the schedule was not due to fraud with intent to evade tax.

     It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in "-- Taxation of the Company -- General," even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our excess net income. We may not always be able to maintain compliance with the gross income tests for REIT qualification despite our periodic monitoring of our income.

     Asset Tests. At the close of each quarter of our taxable year, we also must satisfy three tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include stock or debt instruments that are purchased with the proceeds of a stock offering or a long-term (at least five years) public debt offering, but only for the one-year period beginning on the date we receive such proceeds. Second, not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset test. Third, of the investments included in the 25% asset class, the value of any one issuer's securities may not exceed 5% of the value of our total assets and we may not own more than 10% of any one issuer's outstanding voting securities.

     The Operating Partnership owns 100% of the non-voting preferred stock of each of the Preferred Stock Subsidiaries, and by virtue of its ownership of interests in the Operating Partnership, the Company is considered to own its pro rata share of such stock. See "Structure of the Company." The stock of each of the Preferred Stock Subsidiaries held by us is not a qualifying real estate asset. The Operating Partnership does not and will not own any of the voting securities of either of the Preferred Stock Subsidiaries, and therefore we will not be considered to own more than 10% of the voting securities of either of the Preferred Stock Subsidiaries. In addition, we believe that the value of our pro rata share of the securities of each of the Preferred Stock Subsidiaries held by the Operating Partnership does not, in either case, exceed 5% of the total value of our assets, and will not exceed such amount in the future. No independent appraisals have been obtained to support this conclusion. There can be no assurance that the IRS will not contend that the value of the securities of one or both of the Preferred Stock Subsidiaries held by us exceeds the 5% value limitation. The 5% value test must be satisfied not only on the date that we (directly or through the Operating Partnership) acquire securities in the applicable Preferred Stock Subsidiary, but also each time we increase our ownership of securities of such Preferred Stock Subsidiary, including as a result of increasing our interest in the Operating Partnership. For example, our indirect ownership of securities of each Preferred Stock Subsidiary will increase as a result of our capital contributions to the Operating Partnership or as limited partners exercise their redemption/exchange rights. Although we believe that we presently satisfy the 5% value test and plan to take steps to ensure that we satisfy such test for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful, or will not require a reduction in the Operating Partnership's overall interest in either or both of the Preferred Stock Subsidiaries.

     President Clinton's Year 2000 Federal Budget Proposal, announced February 1, 1999, includes a proposal that would limit a REIT's ability to own more than 10%, by vote or value, of the stock of another corporation. As discussed above, a REIT cannot currently own more than 10% of the outstanding voting securities of any one issuer. The budget proposal would allow a REIT to own all or a portion of the voting stock and value of a "taxable REIT subsidiary," provided all of a REIT's taxable subsidiaries do not represent more than 15% of the REIT's total assets. In addition, under the budget proposal, a "taxable REIT subsidiary" would not be entitled to deduct any interest on debt funded directly or indirectly by the REIT. The budget proposal, if enacted in its current form, may require that we restructure our interests in the Preferred Stock Subsidiaries, because we currently own more than 10% of the value of both of the Preferred Stock Subsidiaries and because we have loaned funds to one of the Preferred Stock Subsidiaries. The budget proposal, if enacted in its current form, would be effective after the date of its enactment and would provide transition rules to allow corporations, like the Preferred Stock Subsidiaries, to convert into "taxable REIT subsidiaries" tax-free. It is presently uncertain whether any proposal regarding REIT subsidiaries, including the budget proposal, will be enacted, or if enacted, what the terms of such proposal, including its effective date, will be.

     After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities or other property during a quarter (including an increase in our interests in the Operating Partnership), we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe we have maintained and intend to continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within the 30 days after the close of any quarter as may be required to cure any noncompliance. If we fail to cure noncompliance with the asset tests within this time period, we would cease to qualify as a REIT.

     Annual Distribution Requirements. To maintain our qualification as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to the sum of 95% of our "REIT taxable income" (computed without regard to the dividends paid deduction and our net capital gain) and 95% of our net income (after tax), if any, from foreclosure property, minus the excess of the sum of certain items of noncash income (i.e., income attributable to leveled stepped rents, original issue discount on purchase money debt, or a like-kind exchange that is later determined to be taxable) over 5% of "REIT taxable income" as described above.

     These distributions must be paid in the taxable year to which they relate, or in the following taxable year if they are declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. Except as provided below, these distributions are taxable to our stockholders (other than tax-exempt entities, as discussed below) in the year in which paid. This is so even though these distributions relate to the prior year for purposes of our 95% distribution requirement. The amount distributed must not be preferential -- e.g., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated otherwise than in accordance with its dividend rights as a class. To the extent that we do not distribute all of our net capital gain or distribute at least 95%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. We believe we have made and intend to continue to make timely distributions sufficient to satisfy these annual distribution requirements. In this regard, the Partnership Agreement authorizes us, as general partner of the Operating Partnership, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements.

     We expect that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. If these timing differences occur, in order to meet the distribution requirements, we may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable stock dividends.

     Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

     Furthermore, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we should fail to distribute during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) at least the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain income for the year and any undistributed taxable income from prior periods. Any REIT taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

     Earnings and Profits Distribution Requirement. In order to qualify as a REIT, we cannot have at the end of any taxable year any undistributed "earnings and profits" that are attributable to a "C corporation" taxable year (i.e., a year in which a corporation is neither a REIT nor an S corporation). In connection with our formation transactions, we succeeded to various tax attributes of AMB Institutional Realty Advisors, Inc., AMB Current Income Fund, Inc. ("CIF") and AMB Value Added Fund, Inc. ("VAF") (if the mergers of CIF and VAF into AMB Institutional Realty Advisors, Inc. (the "Private REIT Mergers") were treated as tax-free reorganizations under the Code), including any undistributed C corporation earnings and profits of such corporations. If AMB Institutional Realty Advisors, Inc. qualified as an S corporation for each year in which its activities would have created earnings and profits, and each of CIF and VAF qualified as a REIT during its existence and its merger into us was treated as a tax-free reorganization under the Code, then those corporations would not have any undistributed C corporation earnings and profits. If, however, either CIF or

VAF failed to qualify as a REIT throughout the duration of its existence, or AMB Institutional Realty Advisors, Inc. failed to qualify as an S corporation for any year in which its activities would have created earnings and profits, then we would have acquired undistributed C corporation earnings and profits that, if not distributed by us prior to the end of its first taxable year, would prevent us from qualifying as a REIT.

     We believe that each of CIF and VAF qualified as a REIT throughout the duration of its existence and that, in any event, neither CIF nor VAF had any undistributed C corporation earnings and profits at the time of the applicable Private REIT Merger. We believe that AMB Institutional Realty Advisors, Inc. qualified as an S corporation since its 1989 taxable year and that its activities prior to such year did not create any earnings and profits. In addition, in connection with our initial public offering, counsel to CIF and VAF rendered opinions with respect to the qualification of those corporations as REITs for federal income tax purposes, and Latham & Watkins rendered an opinion with respect to AMB Institutional Realty Advisors, Inc.'s status as an S corporation for federal income tax purposes. Those opinions were based on certain representations and assumptions. However, the IRS may contend otherwise on a subsequent audit of AMB Institutional Realty Advisors, Inc., CIF or VAF.

     Property Transfers. If the transfers by the Operating Partnership and its subsidiaries of the 34 retail properties to BPP and BPP Retail are consummated, the proceeds from many of the properties transferred would exceed their tax bases, resulting in gains that would be allocable to the partners of the Operating Partnership, including the Company, in accordance with the terms of the Partnership Agreement. The Operating Partnership currently expects to defer recognition of a substantial portion of these gains by acquiring replacement properties pursuant to the like-kind-exchange provisions of Section 1031 of the Internal Revenue Code. However, there can be no assurance that the transactions will close as scheduled or close at all, and it is possible that these transactions may close with respect to just a portion of the properties currently under agreement.

     Any gain realized by us on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business (including our share of any such gain realized by the Operating Partnership, either directly or through its subsidiary partnerships) will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. The Operating Partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with the Operating Partnership's investment objectives. However, the IRS may successfully contend that some or all of the sales made by the Operating Partnership or its subsidiary partnerships (including some or all of the sales to BPP Retail and BPP), are prohibited transactions. We would be subject to the 100% penalty tax on our allocable share of the gains resulting from any such sales.

FAILURE TO QUALIFY

     If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us and we will not be required to distribute any amounts to our stockholders. As a result, our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as ordinary income to the extent of our current and accumulated earnings and profits, and subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief. In addition, President Clinton's Year 2000 Federal Budget Proposal contains a provision which, if enacted in its present form, would result in the immediate taxation of all gain inherent in a C corporation's assets upon an election by the corporation to become a REIT in taxable years beginning after January 1, 2000. If enacted, this provision could effectively preclude us from re-electing to be taxed as a REIT following a loss of our status as a REIT.

TAX ASPECTS OF THE OPERATING PARTNERSHIP AND THE JOINT VENTURES

     General. Substantially all of our investments will be held indirectly through the Operating Partnership. In addition, the Operating Partnership holds certain of its investments indirectly through joint ventures. In general, partnerships are "pass-through" entities which are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by the Operating Partnership and joint ventures. See "-- Taxation of the Company."

     Entity Classification. Our interests in the Operating Partnership and the joint ventures involve special tax considerations, including the possibility of a challenge by the IRS of the status of the Operating Partnership or a partnership as a partnership (as opposed to an association taxable as a corporation) for federal income tax purposes. If the Operating Partnership or a partnership were treated as an association, it would be taxable as a corporation and therefore be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and preclude us from satisfying the asset tests and possibly the income tests (see "-- Taxation of the Company -- Asset Tests" and "-- Income Tests"). This, in turn, would prevent us from qualifying as a REIT. See "-- Failure to Qualify" for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, a change in the Operating Partnership's or a partnership's status for tax purposes might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

     Treasury Regulations that apply for tax periods beginning on or after January 1, 1997 provide that a domestic business entity not otherwise classified as a corporation and which has at least two members (an "Eligible Entity") may elect to be taxed as a partnership for federal income tax purposes. Unless it elects otherwise, an Eligible Entity in existence prior to January 1, 1997 will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an Eligible Entity which did not exist, or did not claim a classification, prior to January 1, 1997, will be classified as a partnership for federal income tax purposes unless it elects otherwise. The Operating Partnership and each of our joint ventures intend to claim classification as a partnership under the Final Regulations, and, as a result, we believe such partnerships will be classified as partnerships for federal income tax purposes.

     Allocations of Operating Partnership Income, Gain, Loss and Deduction. The Partnership Agreement provides for preferred distributions of cash and preferred allocations of income to the Company with respect to its Series A Preferred Units and to the holders of Series B Preferred Units. In addition, to the extent the Company issues Series C Preferred Stock in exchange for AMB Property II Series C Preferred Units, the Operating Partnership will issue Series C Preferred Units to the Company, and the Partnership Agreement will be amended to provide for similar preferred distributions of cash and preferred allocations of income to the Company with respect to its Series C Preferred Units. As a consequence, the Company will receive distributions from the Operating Partnership and attributable to its other assets that we would use to pay dividends on shares of Series A Preferred Stock and any shares of Series B Preferred Stock or Series C Preferred Stock issued by the Company before any other partner in the Operating Partnership (other than a holder of Series B Preferred Units, if such units are not then held by the Company) receives a distribution. In addition, if necessary, income will be specially allocated to the Company, and losses will be allocated to the other partners of the Operating Partnership, in amounts necessary to ensure that the balance in the capital account of the Company will at all times be equal to or in excess of the amount payable by the Company on the Series A Preferred Stock and any Series B Preferred Stock or Series C Preferred Stock then issued by the Company upon liquidation or redemption. As long as the Company does not hold the Series B Preferred Units, similar preferred distributions and allocations will be made for the benefit of the holders of such units. All remaining items of operating income and loss will be allocated to the holders of common Units in proportion to the number of Units or Performance Units held by each such unitholder. All remaining items of gain or loss relating to the disposition of the Operating Partnership's assets upon liquidation will be allocated first to the partners in the amounts necessary, in general, to equalize the Company's and the limited partners' per unit capital accounts, with any special allocation of gain to the holders of Performance Units being offset by a reduction in the gain allocation to the Company and unitholders which were Performance Investors. Certain limited partners have agreed to guarantee debt of the Operating Partnership, either directly or indirectly through an agreement to make capital contributions to the Operating Partnership under limited circumstances. As a result of these guarantees or contribution agreements, and notwithstanding the foregoing discussion of allocations of income and loss of the Operating Partnership to holders of common Units, such limited partners could under limited circumstances be allocated a disproportionate amount of net loss upon a liquidation of the Operating Partnership, which net loss would have otherwise been allocable to the Company.

     If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated under this section of the Code.

     Tax Allocations with Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution and the adjusted tax basis of the property at the time of contribution (a "Book-Tax Difference"). These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed by way of contributions of appreciated property. Moreover, subsequent to the formation of the Operating Partnership, additional appreciated property has been contributed to the Operating Partnership in exchange for interests in the Operating Partnership. The Partnership Agreement requires that these allocations be made in a manner consistent with Section 704(c) of the Code.

     In general, the partners of the Operating Partnership (including the Company) which contributed assets having an adjusted tax basis less than their fair market value at the time of contribution will be allocated depreciation deductions for tax purposes which are lower than such deductions would have been if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets which have such a Book-Tax Difference, all income attributable to such Book-Tax Difference generally will be allocated to such contributing partners. These allocations will tend to eliminate the Book-Tax Difference over the life of the Operating Partnership. However, the special allocation rules of Section 704(c) do not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Operating Partnership may cause the Company or other partners to be allocated lower depreciation and other deductions, and possibly an amount of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to the Company or other partners as a result of such sale. Such an allocation might cause the Company or other partners to recognize taxable income in excess of cash proceeds, which might adversely affect the Company's ability to comply with the REIT distribution requirements. See "-- Taxation of the Company -- Requirements for Qualification" and
"-- Annual Distribution Requirements."

     Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for Book-Tax Differences, including retention of the "traditional method" or the election of certain methods which would permit any distortions caused by a Book-Tax Difference to be entirely rectified on an annual basis or with respect to a specific taxable transaction such as a sale. We and the Operating Partnership have determined to use the "traditional method" for accounting for Book-Tax Differences for the properties initially contributed to the Operating Partnership and for certain assets contributed subsequently. We and the Operating Partnership have not yet decided what method will be used to account for Book-Tax Differences for properties acquired by the Operating Partnership in the future.

     Any property acquired by the Operating Partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

TAXATION OF TAXABLE U.S. STOCKHOLDERS

     As used below, the term "U.S. Stockholder" means a holder of shares of common stock who (for United States federal income tax purposes):

     - is a citizen or resident of the United States;

     - is a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia, unless, in the case of a partnership, Treasury Regulations provide otherwise;

     - is an estate the income of which is subject to United States federal income taxation regardless of its source; or

     - is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

     Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to this date that elect to continue to be treated as United States persons, shall also be considered U.S. Stockholders.

     Distributions Generally. As long as we qualify as a REIT, distributions out of our current or accumulated earnings and profits, other than capital gain dividends discussed below, will constitute dividends taxable to our taxable U.S. Stockholders as ordinary income. These distributions will not be eligible for the dividends-received deduction in the case of U.S. Stockholders that are corporations. For purposes of determining whether distributions to holders of common stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to the outstanding preferred stock (if any) and then to the common stock.

     To the extent that we make distributions in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. Stockholder. This treatment will reduce the adjusted basis which each U.S. Stockholder has in his shares of stock for tax purposes by the amount of the distribution (but not below zero). Distributions in excess of a U.S. Stockholder's adjusted basis in his shares will be taxable as capital gains (provided that the shares have been held as a capital asset) and will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and payable to a stockholder of record on a specified date in any of these months shall be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year. Stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

     Capital Gain Distributions. Distributions that we properly designate as capital gain dividends will be taxable to taxable U.S. Stockholders as gains (to the extent that they do not exceed our actual net capital gain for the taxable year) from the sale or disposition of a capital asset. Depending on the period of time we have held the assets which produced these gains, and on certain designations, if any, which we may make, these gains may be taxable to non-corporate U.S. stockholders at a 20% or 25% rate. U.S. Stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. For a discussion of the manner in which that portion of any dividends designated as capital gain dividends will be allocated among the holders of our preferred stock and common stock, see " -- Description of Capital Stock."

     Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange by a U.S. Stockholder of our shares will not be treated as passive activity income. As a result, U.S. Stockholders generally will not be able to apply any "passive losses" against this income or gain. Distributions we make (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of our shares, however, will not be treated as investment income under certain circumstances.

     Retention of Net Long-Term Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gains. If we make this election, we would pay tax on our retained net long-term capital gains. In addition, to the extent we designate, a U.S. Stockholder generally would:

     - include its proportionate share of our undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls (subject to certain limitations as to the amount that is includable);

     - be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. Stockholder's long-term capital gains;

     - receive a credit or refund for the amount of tax deemed paid by it;

     - increase the adjusted basis of its common stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

     - in the case of a U.S. Stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be prescribed by the IRS.

DISPOSITIONS OF COMMON STOCK

     If you are a U.S. Stockholder and you sell or dispose of your shares of common stock, you will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property you receive on the sale or other disposition and your adjusted basis in the shares for tax purposes. This gain or loss will be capital if you have held the common stock as a capital asset and will be long-term capital gain or loss if you have held the common stock for more than one year. However, if you are a U.S. Stockholder and you recognize loss upon the sale or other disposition of common stock that you have held for six months or less (after applying certain holding period rules), the loss you recognize will be treated as a long-term capital loss, to the extent you received distributions from us which were required to be treated as long-term capital gains.

BACKUP WITHHOLDING

     We report to our U.S. Stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide us with his correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See "-- Taxation of Non-U.S. Stockholders."

TAXATION OF TAX-EXEMPT STOCKHOLDERS

     The IRS has ruled that amounts distributed as dividends by a qualified REIT do not constitute unrelated business taxable income ("UBTI") when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt stockholder (except certain tax-exempt stockholders described below) has not held its shares as "debt financed property" within the meaning of the Code (generally, shares of common stock, the acquisition of which was financed through a borrowing by the tax exempt stockholder) and the shares are not otherwise used in a trade or business, dividend income from us will not be UBTI to a tax-exempt stockholder. Similarly, income from the sale of shares will not constitute UBTI unless a tax-exempt stockholder has held its shares as "debt financed property" within the meaning of the Code or has used the shares in its trade or business.

     For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Code
Section 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their own tax advisors concerning these "set aside" and reserve requirements.

     Notwithstanding the above, however, a portion of the dividends paid by a "pension held REIT" shall be treated as UBTI as to certain types of trusts which hold more than 10% (by value) of the interests in the REIT.

     A REIT will not be a "pension held REIT" if it is able to satisfy the "not closely held" requirement without relying upon the "look-through" exception with respect to certain trusts. As a result of certain limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a "pension held REIT," and, as a result, the tax treatment described above should be inapplicable to our stockholders.

TAXATION OF NON-U.S. STOCKHOLDERS

     The preceding discussion does not address the rules governing United States federal income taxation of the ownership and disposition of common stock by persons that are not U.S. Stockholders ("Non-U.S. Stockholders"). In general, Non-U.S. Stockholders may be subject to special tax withholding requirements on distributions from the Company and with respect to their sale or other disposition of common stock of the Company, except to the extent reduced or eliminated by an income tax treaty between the United States and the Non-U.S. Stockholder's country. A Non-U.S. Stockholder who is a stockholder of record and is eligible for reduction or elimination of withholding must file an appropriate form with the Company in order to claim such treatment. Non-U.S. Stockholders should consult their own tax advisors concerning the federal income tax consequences to them of an acquisition of shares of Common Stock, including the federal income tax treatment of dispositions of interests in, and the receipt of distributions from, the Company.

OTHER TAX CONSEQUENCES

     We may be subject to state or local taxation in various state or local jurisdictions, including those in which we transact business and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the federal income tax consequences discussed above. In addition, your state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in our shares.

                              ERISA CONSIDERATIONS

     The following is a summary of material considerations arising under the Employee Retirement Income Securities Act of 1974, as amended ("ERISA") and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to a prospective purchaser (including a prospective purchaser that is not an employee benefit plan which is subject to ERISA, but is a tax-qualified retirement plan or an individual retirement account, individual retirement annuity, medical savings account or education individual retirement account (collectively, an "IRA")). This discussion does not purport to deal with all aspects of ERISA or Section 4975 of the Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Code, and governmental plans and church plans that are exempt from ERISA and
Section 4975 of the Code but that may be subject to state law requirements) in light of their particular circumstances.

     A FIDUCIARY MAKING THE DECISION TO INVEST IN SHARES OF COMMON STOCK ON BEHALF OF A PROSPECTIVE PURCHASER WHICH IS AN ERISA PLAN, A TAX QUALIFIED RETIREMENT PLAN, AN IRA OR OTHER EMPLOYEE BENEFIT PLAN IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA,
SECTION 4975 OF THE INTERNAL REVENUE CODE, AND (TO THE EXTENT NOT PRE-EMPTED) STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP OR SALE OF SHARES OF COMMON STOCK BY SUCH PLAN OR IRA. Plans should also consider the entire discussion under the heading "Certain Federal Income Tax Considerations," as material contained in that section is relevant to any decision by an employee benefit plan, tax-qualified retirement plan or IRA to purchase our common stock.

EMPLOYEE BENEFIT PLANS, TAX-QUALIFIED RETIREMENT PLANS AND IRAS

     Each fiduciary of an employee benefit plan subject to Title I of ERISA (an "ERISA Plan") should carefully consider whether an investment in shares of common stock is consistent with its fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Title I of ERISA require that

     - an ERISA Plan make investments that are prudent and in the best interests of the ERISA Plan, its participants and beneficiaries;

     - an ERISA Plan make investments that are diversified in order to reduce the risk of large losses, unless it is clearly prudent for the ERISA Plan not to do so;

     - an ERISA Plan's investments are authorized under ERISA and the terms of the governing documents of the ERISA Plan; and

     - the fiduciary not cause the ERISA Plan to enter into transactions prohibited under Section 406 of ERISA.

     In determining whether an investment in shares of common stock is prudent for purposes of ERISA, the appropriate fiduciary of an ERISA Plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the ERISA Plan's portfolio for which the fiduciary has investment responsibility, to meet the objectives of the ERISA Plan, taking into consideration the risk of loss and opportunity for gain (or other return) from the investment, the diversification, cash flow and funding requirements of the ERISA Plan, and the liquidity and current return of the ERISA Plan's portfolio. A fiduciary should also take into account the nature of our business, the length of our operating history and other matters described under "Risk Factors."

     The fiduciary of an IRA or of an employee benefit plan not subject to Title I of ERISA because it is a governmental or church plan (if no election has been made under Section 410(d) of the Code) or because it does not cover common law employees (a "Non-ERISA Plan") should consider that such an IRA or Non-ERISA Plan may only make investments that are either authorized or not prohibited by the appropriate governing documents, not prohibited under Section 4975 of the Code and permitted under applicable state law.

STATUS OF THE COMPANY UNDER ERISA

     A prohibited transaction may occur if our assets are deemed to be assets of the investing ERISA Plans and disqualified persons deal with such assets. In certain circumstances where an ERISA Plan holds an interest in an entity, the assets of the entity are deemed to be ERISA Plan assets (the "look-through rule"). Under those circumstances, any person that exercises authority or control with respect to the management or disposition of the assets is an ERISA Plan fiduciary. ERISA Plan assets are not defined in ERISA or the Code, but the United States Department of Labor has issued regulations, effective March 13, 1987, that outline the circumstances under which an ERISA Plan's interest in an entity will be subject to the look-through rule.

     The Department of Labor regulations apply only to the purchase by an ERISA Plan of an "equity interest" in an entity, such as stock of a REIT. However, the Department of Labor regulations provide an exception to the look-through rule for equity interests that are "publicly-offered securities." The Department of Labor regulations also provide exceptions to the look-through rule for equity interests in certain types of entities, including any entity which qualifies as either a "real estate operating company" (a "REOC") or a "venture capital operating company" (a "VCOC").

     Under the Department of Labor regulations, a "publicly-offered security" is a security that is:

     - freely transferable;

     - part of a class of securities that is widely-held; and

     - either part of a class of securities that is registered under section 12(b) or 12(g) of the Exchange Act or sold to an ERISA Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such longer period allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

     Whether a security is considered "freely transferable" depends on the facts and circumstances of each case. Under the Department of Labor regulations, if the security is part of an offering in which the minimum investment is $10,000 or less, then any restriction on or prohibition against any transfer or assignment of such security for the purposes of preventing a termination or reclassification of the entity for federal or state tax purposes will not ordinarily prevent the security from being considered freely transferable. Additionally, limitations or restrictions on the transfer or assignment of a security which are created or imposed by persons other than the issuer of the security or persons acting for or on behalf of the issuer will ordinarily not prevent the security from being considered freely transferable. A class of securities is considered "widely-held" if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another.

     Under the Department of Labor regulations, a REOC is defined as an entity which on certain testing dates has at least 50% of its assets (other than short-term investments pending long-term commitment or distribution to investors), valued at cost, invested in real estate which is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development activities and which, in the ordinary course of its business, is engaged directly in real estate management or development activities. A VCOC is defined as an entity which on certain testing dates has at least 50% of its assets (other than short-term investments pending long-term commitment or distribution to investors), valued at cost, invested in one or more operating companies with respect to which the entity has management rights and which, in the ordinary course of its business, actually exercises its management rights with respect to one or more of the operating companies in which it invests.

     We expect that the shares of our common stock offered in this prospectus will meet the criteria of the publicly-offered securities exception to the look-through rule. First, the common stock should be considered to be freely transferable, as the minimum investment will be less than $10,000 and the only restrictions upon its transfer are those required under federal tax laws to maintain our status as a REIT, resale restrictions under applicable federal securities laws with respect to securities not purchased pursuant to this prospectus and those owned by our officers, directors and other affiliates, and voluntary restrictions agreed to by the selling stockholders regarding volume limitations. See "Risk Factors -- Ownership of Common Stock -- The Large Number of Shares Available for Future Sale Could Adversely Affect the Market Price of Our Common Stock." Second, we expect the common stock to be held by 100 or more investors and we expect that at least 100 or more of these investors will be independent of us and of one another. Third, the shares of common stock will be part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the common stock is registered under the Exchange Act. In addition, we have obtained management rights with respect to the Operating Partnership and conduct our affairs in such a manner that we will qualify as either a REOC or VCOC under the Department of Labor regulations. Accordingly, we believe that if an ERISA Plan purchases the common stock, our assets should not be deemed to be ERISA Plan assets and, therefore, that any person who exercises authority or control with respect to our assets should not be an ERISA Plan fiduciary.

                              SELLING STOCKHOLDERS

     "Selling stockholders" are those persons who may receive shares of our common stock registered pursuant to this registration statement upon exchange of common Units. The following table provides the names of the selling stockholders, the maximum number of shares of common stock issuable to each of the selling stockholders in the exchange and the aggregate number of shares of common stock that will be owned by the selling stockholders after the exchange. The number of shares on the following table represents the number of shares of common stock into which Units held by the person are exchangeable. Since the selling stockholders may sell all, some or none of their shares, we cannot estimate the aggregate number of shares that the selling stockholders will offer pursuant to this prospectus or that each selling stockholder will own upon completion of the offering to which this prospectus relates.

     The selling stockholders named below may from time to time offer the shares of common stock offered by this prospectus:

                                                               MAXIMUM
                                                              NUMBER OF
                                                              SHARES OF        AGGREGATE
                                                               COMMON          NUMBER OF      PERCENTAGE OF
                                                                STOCK          SHARES OF       OUTSTANDING
                                            SHARES OF      ISSUABLE IN THE    COMMON STOCK     COMMON STOCK
                                          COMMON STOCK      EXCHANGE AND         OWNED            OWNED
                                         OWNED PRIOR TO     AVAILABLE FOR    FOLLOWING THE    FOLLOWING THE
                 NAME                    THE EXCHANGE(A)       RESALE        EXCHANGE(1)(2)   EXCHANGE(1)(2)
                 ----                    ---------------   ---------------   --------------   --------------
Lincoln Property Company No. 238
  Limited Partnership..................        --              353,520          353,520              *
Lincoln Property Company No. 287,
  Ltd..................................        --              117,300          117,300              *
Lincoln Property Company No. 355,
  Ltd..................................        --               31,422           31,422              *
Lincoln Property Company No. 440.......        --               32,614           32,614              *
Lincoln Property Company No. 1179......        --              164,981          164,981              *
                                                               -------          -------
          Total........................                        699,837          699,837            0.8%
                                                               =======          =======

---------------
(1) Based on information available to us as of March 31, 1999.

(2) Assumes the selling stockholders exchange all of their Units for shares of common stock. Also assumes that no transactions with respect to common stock or Units occur other than the exchange.

 *  Less than 1%.

     The selling stockholders received the Units listed above in connection with our purchase of properties from them. An affiliate of the selling stockholders provides us with property management and leasing services, for which we pay customary compensation. Additionally, an affiliate of the selling stockholders is an equity partner in one of our properties and provides development services and other services in connection with certain of our properties. Prior to our purchase of the properties, one of our Managing Directors was a limited partner of each of the selling stockholders. One of our Vice Presidents was formerly a limited partner of one of the selling stockholders.

                              PLAN OF DISTRIBUTION

     This prospectus relates to the offer and sale from time to time by the selling stockholders of up to 699,837 shares of common stock that we may issue to those selling stockholders upon exchange of their common Units.

     We are registering the shares of common stock to provide the selling stockholders with freely tradeable securities, but the registration of these shares does not necessarily mean that we will issue any of these shares to the selling stockholders or that the selling stockholders will offer or sell the shares.

     We will not receive any proceeds from the issuance of the shares of common stock to the selling stockholders or from the sale of the shares by the selling stockholders, but we have agreed to pay certain expenses of the registration of the shares. The selling stockholders may from time to time sell the shares directly to purchasers. Alternatively, the selling stockholders may from time to time offer the shares through dealers or agents, who may receive compensation in the form of commissions from the selling stockholders and for the purchasers of the shares for whom they may act as agent. The selling stockholders and any dealers or agents that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of the common stock by them and any commissions received by any such dealers or agents might be deemed to be underwriting commissions under the Securities Act.

     In connection with distribution of the shares of common stock covered by this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell the common stock short and deliver the common stock to close out such short positions. The selling stockholders also may enter into option or other transactions with broker-dealers that involve the delivery of the shares to the broker-dealers, who may then resell or otherwise transfer the shares. The selling stockholders also may loan or pledge the shares to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default may sell or otherwise transfer the pledged shares.

                                 LEGAL MATTERS

     Ballard, Spahr, Andrews & Ingersoll, LLP, Baltimore, Maryland will issue an opinion to us regarding certain matters of Maryland law. Latham & Watkins will issue an opinion to us regarding certain tax matters described under "Certain Federal Income Tax Considerations."

                                    EXPERTS

     The audited financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table itemizes the expenses incurred by the Registrant in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

SEC Registration Fee......................................  $  4,000
NYSE Listing Fee..........................................  $    581
Printing and Engraving Expenses...........................  $100,000
Legal Fees and Expenses...................................  $ 40,000
Accounting and Fees and Expenses..........................  $ 10,000
Miscellaneous.............................................  $  5,419
                                                            --------
          Total...........................................  $160,000
                                                            ========

     All of the costs identified above will be paid for by the Company.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 2-418 of the MGCL permits a corporation to indemnify its directors and officers and certain other parties against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director's or officer's official capacity, in which the director or officer was adjudged to be liable on the basis that personal benefit was received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

     In addition, Section 2-418 of the MGCL requires that, unless prohibited by its charter, a corporation indemnify any director or officer who is made a party to any proceeding by reason of service in that capacity against reasonable expenses incurred by the director or officer in connection with the proceeding, in the event that the director or officer is successful, on the merits or otherwise, in the defense of the proceeding.

     The Company's Charter and Bylaws provide in effect for the indemnification by the Company of the directors and officers of the Company to the fullest extent permitted by applicable law. The Company has purchased directors' and officers' liability insurance for the benefit of its directors and officers.

     The Company has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements require, among other matters, that the Company indemnify its executive officers and directors to the fullest extent permitted by law and reimburse the executive officers and directors for all related expenses as incurred, subject to return if it is subsequently determined that indemnification is not permitted.

ITEM 16. EXHIBITS

EXHIBIT
NUMBER                           EXHIBIT INDEX
-------                          -------------
 4.1      Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Registration
          Statement on Form S-11 (No. 333-35915)).

 4.2 Articles Supplementary establishing and fixing the rights and preferences of the 8 1/2% Series A Cumulative Redeemable
          Preferred Stock (incorporated by reference to Exhibit 3.4(4) of the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998).

 4.3      Certificate of Correction of the Registrant's Articles
          Supplementary establishing and fixing the rights and preferences of the 8 1/2% Series A Cumulative Redeemable
          Preferred Stock (incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the year ended
          December 31, 1998).

 4.4 Articles Supplementary establishing and fixing the rights and preferences of the 8 5/8% Series B Cumulative Redeemable
          Preferred Stock (incorporated by reference to Exhibit 3.1 of the Registrant's current report on Form 8-K filed on January
          7, 1999).

 4.5 Articles Supplementary establishing and fixing the rights and preferences of the 8.75% Series C Cumulative Redeemable
          Preferred Stock (incorporated by reference to Exhibit 3.2 of the Registrant's current report on Form 8-K filed on January
          7, 1999).

 4.6      First Amended and Restated Bylaws of the Registrant
          (incorporated by reference to Exhibit 3.5 of the Registrant's Annual Report for the year ended December 31,
          1998).

 4.7 Specimen common stock certificate (incorporated by reference to Exhibit 3.3 of the Registrant's Registration Statement on
          Form S-11 (No. 333-35915)).

 4.8 Indenture dated as of June 30, 1998 by and among the Operating Partnership, the Company and State Street Bank and
          Trust Company of California, N.A., as trustee (incorporated by reference to Exhibit 4.1 of the Registrant's Registration
          Statement on Form S-11 (No. 333-49163)).

 4.9 First Supplemental Indenture dated as of June 30, 1998 by and among the Operating Partnership, the Company and State
          Street Bank and Trust Company of California, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-11 (No.
          333-49163)).

 4.10 Second Supplemental Indenture dated as of June 30, 1998 by and among the Operating Partnership, the Company and State
          Street Bank and Trust Company of California, N.A., as trustee (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-11 (No.
          333-49163)).

 4.11 Third Supplemental Indenture dated as of June 30, 1998 by and among the Operating Partnership, the Company and State
          Street Bank and Trust Company of California, N.A., as trustee (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-11 (No.
          333-49163)).

 4.12     Specimen of 7.10% Notes due 2008 (included in the First
          Supplemental Indenture incorporated by reference as Exhibit
          4.2 to the Company's Registration Statement on Form S-11
          (No. 333-49163)).

 4.13     Specimen of 7.50% Notes due 2018 (included in the Second
          Supplemental Indenture incorporated by reference as Exhibit
          4.3 to the Company's Registration Statement on Form S-11
          (No. 333-49163)).

 4.14 Specimen of 6.90% Reset Put Securities due 2015 (included in the Third Supplemental Indenture incorporated by reference as Exhibit 4.4 to the Company's Registration Statement on
          Form S-11 (No. 333-49163)).

EXHIBIT
NUMBER                           EXHIBIT INDEX
-------                          -------------
 5.1      Opinion of Ballard, Spahr, Andrews & Ingersoll, LLP
          regarding the validity of the common stock being registered.

 8.1 Opinion of Latham & Watkins regarding certain federal income tax matters.

23.1      Consent of Arthur Andersen, LLP.

23.2      Consent of Ballard, Spahr, Andrews & Ingersoll, LLP
          (included in Exhibit 5.1).

23.3      Consent of Latham & Watkins (included in Exhibit 8.1).

24.1      Power of Attorney (included on signature page).

99.1 Third Amended and Restated Agreement of Limited Partnership of AMB Property, L.P. (incorporated by reference to Exhibit
          99.1 of the Registrant's Registration Statement on Form S-3
          (No. 333-35915)).

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     The undersigned Registrant hereby further undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Exchange Act of 1934, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director. officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act of 1934, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of San Francisco, State of California, on the 7th day of April, 1999.

                                          AMB PROPERTY CORPORATION

                                          By:     /s/ HAMID R. MOGHADAM

                                            ------------------------------------
                                                     Hamid R. Moghadam
                                               President and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Hamid R. Moghadam, David S. Fries, John T. Roberts, Jr., and Michael A. Coke and each of them, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

                     SIGNATURE                                      TITLE                      DATE
                     ---------                                      -----                      ----
                /s/ T. ROBERT BURKE                  Chairman of the Board and Director    April 7, 1999
---------------------------------------------------
                  T. Robert Burke

               /s/ HAMID R. MOGHADAM                 President, Chief Executive Officer    April 7, 1999
---------------------------------------------------   and Director (Principal Executive
                 Hamid R. Moghadam                                Officer)

               /s/ DOUGLAS D. ABBEY                   Chairman of Investment Committee     April 7, 1999
---------------------------------------------------             and Director
                 Douglas D. Abbey

                /s/ MICHAEL A. COKE                  Vice President and Chief Financial    April 7, 1999
---------------------------------------------------     Officer (Principal Financial
                  Michael A. Coke                     Officer and Principal Accounting
                                                                  Officer)

              /s/ DANIEL H. CASE, III                             Director                 April 7, 1999
---------------------------------------------------
                Daniel H. Case, III

          /s/ ROBERT H. EDELSTEIN, PH.D.                          Director                 April 7, 1999
---------------------------------------------------
            Robert H. Edelstein, Ph.D.

                     SIGNATURE                                      TITLE                      DATE
                     ---------                                      -----                      ----
                                                                  Director
---------------------------------------------------
                  Lynn M. Sedway

           /s/ JEFFREY L. SKELTON, PH.D.                          Director                 April 7, 1999
---------------------------------------------------
             Jeffrey L. Skelton, Ph.D.

               /s/ THOMAS W. TUSHER                               Director                 April 7, 1999
---------------------------------------------------
                 Thomas W. Tusher

               /s/ CARYL B. WELBORN                               Director                 April 7, 1999
---------------------------------------------------
                 Caryl B. Welborn

                                 EXHIBIT INDEX

EXHIBIT                            EXHIBIT
NUMBER                              INDEX
-------                            -------
 4.1     Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Registration
         Statement on Form S-11 (No. 333-35915)).
 4.2     Articles Supplementary establishing and fixing the rights
         and preferences of the 8 1/2% Series A Cumulative Redeemable
         Preferred Stock (incorporated by reference to Exhibit 3.4(4)
         of the Company's Quarterly Report on Form 10-Q for the
         quarterly period ended June 30, 1998).
 4.3     Certificate of Correction of the Registrant's Articles
         Supplementary establishing and fixing the rights and
         preferences of the 8 1/2% Series A Cumulative Redeemable
         Preferred Stock (incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the year ended
         December 31, 1998).
 4.4     Articles Supplementary establishing and fixing the rights
         and preferences of the 8 5/8% Series B Cumulative Redeemable
         Preferred Stock (incorporated by reference to Exhibit 3.1 of the Registrant's current report on Form 8-K filed on January
         7, 1999).
 4.5     Articles Supplementary establishing and fixing the rights
         and preferences of the 8.75% Series C Cumulative Redeemable
         Preferred Stock (incorporated by reference to Exhibit 3.2 of the Registrant's current report on Form 8-K filed on January
         7, 1999).
 4.6     First Amended and Restated Bylaws of the Registrant
         (incorporated by reference to Exhibit 3.5 the Registrant's
         Annual Report for the year ended December 31, 1998).
 4.7     Specimen common stock certificate (incorporated by reference to Exhibit 3.3 of the Registrant's Registration Statement on
         Form S-11 (No. 333-35915)).
 4.8     Indenture dated as of June 30, 1998 by and among the
         Operating Partnership, the Company and State Street Bank and
         Trust Company of California, N.A., as trustee (incorporated by reference to Exhibit 4.1 of the Registrant's Registration
         Statement on Form S-11 (No. 333-49163)).
 4.9     First Supplemental Indenture dated as of June 30, 1998 by
         and among the Operating Partnership, the Company and State
         Street Bank and Trust Company of California, N.A., as
         trustee (incorporated by reference to Exhibit 4.2 to the
         Company's Registration Statement on Form S-11 (No.
         333-49163)).
 4.10    Second Supplemental Indenture dated as of June 30, 1998 by and among the Operating Partnership, the Company and State
         Street Bank and Trust Company of California, N.A., as
         trustee (incorporated by reference to Exhibit 4.3 to the
         Company's Registration Statement on Form S-11 (No.
         333-49163)).
 4.11    Third Supplemental Indenture dated as of June 30, 1998 by
         and among the Operating Partnership, the Company and State
         Street Bank and Trust Company of California, N.A., as
         trustee (incorporated by reference to Exhibit 4.4 to the
         Company's Registration Statement on Form S-11 (No.
         333-49163)).
 4.12    Specimen of 7.10% Notes due 2008 (included in the First
         Supplemental Indenture incorporated by reference as Exhibit
         4.2 to the Company's Registration Statement on Form S-11
         (No. 333-49163)).
 4.13    Specimen of 7.50% Notes due 2018 (included in the Second
         Supplemental Indenture incorporated by reference as Exhibit
         4.3 to the Company's Registration Statement on Form S-11
         (No. 333-49163)).
 4.14    Specimen of 6.90% Reset Put Securities due 2015 (included in the Third Supplemental Indenture incorporated by reference as Exhibit 4.4 to the Company's Registration Statement on
         Form S-11 (No. 333-49163)).

EXHIBIT                            EXHIBIT
NUMBER                              INDEX
-------                            -------
 5.1     Opinion of Ballard, Spahr, Andrews & Ingersoll, LLP
         regarding the validity of the common stock being registered.
 8.1     Opinion of Latham & Watkins regarding certain federal income tax matters.
23.1     Consent of Arthur Andersen, LLP.
23.2     Consent of Ballard, Spahr, Andrews & Ingersoll, LLP
         (included in Exhibit 5.1).
23.3     Consent of Latham & Watkins (included in Exhibit 8.1).
24.1     Power of Attorney (included on signature page).
99.1     Third Amended and Restated Agreement of Limited Partnership
         of AMB Property, L.P. (incorporated by reference to Exhibit
         99.1 of the Registrant's Registration Statement on Form S-3
         (No. 333-35915)).